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                                                                       Exhibit 4

THIS TRUST INDENTURE made as of the 22nd day of April 1998, in the City of Montreal, Province of Quebec.

 BETWEEN: SR TELECOM INC., a corporation incorporated under the laws of Canada, having its head office in Montreal, Province of Quebec;

                           (hereinafter referred to as the "Corporation");

                                                              OF THE FIRST PART;

 AND: MONTREAL TRUST COMPANY, a trust company incorporated under the laws of Canada and having an office in the City of Montreal, Province of Quebec;

                           (hereinafter referred to as the "Trustee");

                                                             OF THE SECOND PART;

WHEREAS the Corporation considers it necessary for its corporate purposes to create and issue its Debentures (as defined below) in the manner provided herein;

WHEREAS the Corporation is duly authorized to create and issue the Debentures to be issued as provided herein; and

WHEREAS the foregoing recitals are made as representations and statements of fact by the Corporation and not by the Trustee.

NOW THEREFORE THIS INDENTURE WITNESSETH and it is hereby covenanted, agreed and declared as follows:

                                    ARTICLE 1

                                 INTERPRETATION

1.1      DEFINITIONS

         In this Trust Indenture, unless there is something in the subject matter or context inconsistent therewith:

         "Authorized Officers" means with respect to the Corporation, the President, the Chief Financial Officer, the Secretary or any other senior officer designated by a certificate signed by the President, the Chief Financial Officer or the Secretary;

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"Business Day" means any day, other than Saturday, Sunday or any statutory holiday in the City of Montreal, Province of Quebec;

"Canada Yield Price" means a price equal to the price of the Debentures calculated to provide a yield to maturity, compounded semi-annually and calculated in accordance with generally accepted financial practice, equal to the Government of Canada Yield plus .75% on the Business Day preceding the date of the decision the Corporation authorizing the redemption of the Debentures. "Government of Canada Yield" on any date shall mean the yield to maturity on such date, compounded semi-annually and calculated in accordance with generally accepted financial practice, which a non-callable Government of Canada Bond would carry if issued in Canadian dollars at 100% of its principal amount on such date with a term to maturity equal to the remaining term to maturity of the Debentures. The Government of Canada Yield, in the case of redemption of the Debentures, will be the average of the yields provided by two registered Canadian investment dealers selected by the Corporation;

"Certificate of the Corporation" means a certificate signed in the name of the Corporation by any one of the Chairman, the President, the Chief Executive Officer, the Chief Financial Officer or any Vice-President of the Corporation, and may consist of one or more instruments so executed;

"Civil Code" means the Civil Code of Quebec which came into force on January 1, 1994 as amended from time to time, together with any regulations thereunder;

"Closing Date" means April 22, 1998;

"Consolidated Capitalization" means the consolidated capitalization of the Corporation calculated in accordance with GAAP, but excluding from such calculation Unrestricted Subsidiaries;

"Consolidated EBITDA" means Earnings before interest, taxes, depreciation and amortization of the Corporation and its subsidiaries, but excluding therefrom any Unrestricted Subsidiary;

"Consolidated Indebtedness" means the Indebtedness of the Corporation and of its subsidiaries, excluding Indebtedness of Unrestricted Subsidiaries, as determined by GAAP;

"Corporation" means the party of the first part and includes any successor corporation to or of the party of the first part which shall have complied with the provisions of Article 7;

"Counsel" means a lawyer or firm of lawyers retained by the Trustee or retained by the Corporation and acceptable to the Trustee;

"CTR" means Comunicacion y Telefonia Rural S.A.;

"Debentures" means the 8.15% Debentures (senior unsecured) due April 22, 2005 issued hereunder;

"Debentureholders" or "Holders" means the Persons for the time being entered in the registers mentioned hereinafter as holders of Debentures;

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"Debentureholders' Request" means an instrument signed in one or more counterparts by the Holders of not less than 25% in principal amount of the outstanding Debentures requesting the Trustee to take the action or proceeding specified therein;

"Director" means a director of the Corporation for the time being and "Directors" means the board of directors of the Corporation or, whenever duly empowered, the executive committee (if any) of the board of directors of the Corporation for the time being, and reference to action by the Directors means action by the directors as a board or action by the executive committee of the board as a committee;

"EBITDA" means Earnings before interest, taxes, depreciation and amortization measured in accordance with GAAP;

"Event of Default" has the meaning ascribed thereto in Section 5.1;

"Extraordinary Resolution" has the respective meanings ascribed thereto in Sections 8.12 and 8.15;

"Generally Accepted Accounting Principles" or "GAAP" means the generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants and, as applicable, as at the date on which a calculation has been made, is made or required to be made in accordance with Generally Accepted Accounting Principles;

"Incur" means, with respect to any indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such person (and "incurrence," "incurred," "incurable," and "incurring" shall have meaning correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness;

"Indebtedness" means and includes (i) any obligations for borrowed money, (ii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired, (iii) guarantees of obligations of others, and (iv) capital leases, but in any event shall not include deferred revenue, Indebtedness incurred in the ordinary course of business representing letters of credit, letters of guarantee, performance bonds, interest in any currency or rate protection obligation for the account of the Corporation or any Restricted Subsidiary, deferred income taxes and non-controlling interests, the whole as calculated under GAAP;

"Indenture Legislation" has the meaning ascribed thereto in Section 10.1;

"Interest Conversion Factor" means the constant 0.69527;

"Interest Date" means, for any Debenture, any date on which interest on such Debenture is payable in accordance with its terms and the terms of this Indenture;

"Liens" means any mortgage, hypothecation, pledge, interest, encumbrance or charge;

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"Life to Maturity" of the principal amount of any Debentures being redeemed or accelerated means, as of the time of any determination thereof, the number of years (rounded to the nearest one-twelfth) which will elapse between the date of determination and April 22, 2005;

"Maturity Date" means the date on which the principal of such Debenture becomes due and payable therein or herein provided, whether at Stated Maturity or by declaration of acceleration or call for redemption or otherwise;

"Net Earnings" shall mean net earnings as determined by GAAP;

"Officer's Certificate" means a certificate signed in the name of the Corporation by any one of the Chairman, the President, the Chief Executive Officer, the Chief Financial Officer or any Vice-President of the Corporation, and may consist of one or more instruments so executed;

"Paying Agent" means the Trustee designated by the Corporation to pay the principal of or interest on any Debenture on behalf of the Corporation;

"Permitted Investments" means, without restricting any investments which may otherwise be made by the Corporation in conformity with the provisions of this Indenture, (i) an investment by the Corporation by way of cash in the equity of CTR up to an amount of $50 million, and (ii) investments by way of cash in the equity of Unrestricted Subsidiaries limited in the aggregate to the amount of the proceeds derived from any additional equity offering of the Corporation or any Unrestricted Subsidiary the terms of which contemplated expressly such use of the proceeds;

"Person" means an individual, legal person, corporation, company, cooperative, partnership, trust, unincorporated association or governmental body, and pronouns have a similarly extended meaning;

"Place of Payment" has the meaning ascribed thereto in Section 2.6;

"Principal Conversion Factor" means the constant 0.69527;

"Record Date" means in respect of any Interest Date shall be a day no earlier than the day on which the Trustee shall cease to register the transfer of debentures as provided in Section 2.11;

"Redemption Date" when used with respect to any Debenture to be redeemed means the date fixed for such redemption by or pursuant to this Indenture;

"Redemption Price" has the meaning ascribed thereto in Section 3.1;

"Reinvestment Rate" shall mean 0.75% plus the yield to maturity of the United States Treasury obligations having a maturity (rounded to the nearest month) corresponding to the Life to Maturity of the principal being redeemed or accelerated on the Business Day preceding the date of the decision of the Corporation authorizing the redemption or the date of the notice of acceleration, as the case may be. The yield to maturity of the United States Treasury obligations will be the average of the yields provided by two United States registered investment dealers selected by the Corporation.

"Restricted Investments" means (i) any investment other than a Permitted Investment by way of cash in the common stock of an Unrestricted Subsidiary or
(ii) any investment in securities other than

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short-term debt obligations issued by government entities or highly rated corporations in the United States or Canada or certificates of deposit issued by banking organizations in the United States or Canada with capital in excess of $100,000,000;

"Restricted Payments" means the sum of (i) dividends and other distributions on the share capital of the Corporation, (ii) any repurchases of the Corporation's share capital, (iii) the making of any principal payment on or the purchase, defeasance, repurchase, redemption, other acquisition or retirement for value, pursuant to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any subordinated Indebtedness; (iv) the making of any investment or guarantee of any investment in any Person other than a Permitted Investment and (v) forgiveness of any indebtedness of an affiliate of the Corporation or a Restricted Subsidiary;

"Restricted Subsidiary" means a subsidiary of the Corporation which is 50% or more owned by the Corporation or a Restricted Subsidiary other than an Unrestricted Subsidiary and includes all of the subsidiaries of the Corporation existing as of the date hereof other than CTR. The Board of Directors of the Corporation may designate any Unrestricted Subsidiary or any Person that is to become a subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any acquired Indebtedness as having been incurred at the time of such action), the Corporation could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.2.1;

"Settlement Amount" shall mean, with respect to the Swap related to any Debentures, in determining the U.S. Make-Whole Amount, the net amount deemed paid or received by the holder of such Debentures by reason of a termination (or deemed termination) of such Swap, which shall be an amount equal to the Settlement Amount as defined by the International Swap and Derivatives Association, Inc.'s standard 1992 Multicurrency-Cross Border Master Agreement (the "Master Agreement") where the parties have elected to calculate such amount in accordance with Second Method payment method (as defined in the Master Agreement) and Market Quotation payment measure (as defined in the Master Agreement) and payable in U.S. Dollars;

"Shareholders' Equity" means the shareholders' equity of the Corporation as determined by GAAP;

"Swap" shall mean, with respect to any Debentures, the cross-currency interest rate swap obtained prior to the issuance thereof by the initial holder of such Debentures, pursuant to which the right to receive Canadian dollars paid in respect of such Debentures from the Corporation is exchanged for the right to receive U.S. Dollars from a counterparty written notice of the terms of which has been received from such holder by the Corporation on or prior to the date of issuance of such Debentures (and the Corporation hereby acknowledges receipt of such notice from each initial holder of Debentures); provided, however, that, with respect to any Debentures, the Swap in effect on the date of original issue shall continue to be the Swap referenced for the purpose of any determination of U.S. Make-Whole Amount, regardless of whether, at the time of determination, such Swap remains in effect or the related Debentures has been transferred to another holder which is not a party to the Swap;

"Stated Maturity" when used with respect to any Debenture or any instalment of interest thereon means the date specified in such Debenture as the fixed date on which the principal of such Debenture or such instalment of interest is due and payable;

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"Successor Corporation" has the meaning ascribed thereto in Section 7.1;

"this Indenture", "this Trust Indenture", "hereto", "hereby", "hereunder", "hereof, "herein" and similar expressions refer to this Indenture and not to any particular article, section, subsection, paragraph, subdivision or other portion hereof, and include any and every supplemental indenture; and "supplemental indenture" and "Indenture supplemental hereto" include any and every instrument supplemental or ancillary hereto or in implementation hereof;

"Total Consolidated Assets" means the total consolidated assets of the Corporation as determined by GAAP;

"Trustee" means the party of the second part and its successors for the time being; and

"Unrestricted Subsidiary" means (a) any subsidiary which is 50% or more owned by an Unrestricted Subsidiary and (b) any subsidiary of the Corporation which is classified after the date hereof as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of the Corporation; provided that a subsidiary organized or acquired after the date hereof may be so classified as an Unrestricted Subsidiary only if such classification is in compliance with the covenant set forth under "Limitation on Restricted Payments". The Trustee shall be given prompt notice by the Corporation of each resolution adopted by the Board of Directors of the Corporation under this provision, together with a copy of each such resolution adopted. The Corporation has elected to designate CTR as an Unrestricted Subsidiary as of the date of execution of this Indenture;

"U.S. Make-Whole Amount" shall mean in connection with any redemption or acceleration of any Debenture held by Holders whose registered address at the date of the giving of the notice of redemption or notice of acceleration, as the case may be is in the United States of America, the sum (whether positive or negative) of (a) the excess, if any, of (i) aggregate present value as of the date of such redemption or acceleration of each dollar of principal (in Canadian dollars) being redeemed or accelerated (multiplied by the Principal Conversion Factor) and the amount of interest (in Canadian dollars) (exclusive of interest accrued to the date of redemption or acceleration) (multiplied by the Interest Conversion Factor) that would have been payable in respect of such dollar if such redemptions or acceleration had not been made, determined by discounting such amounts in accordance with standard financial practices at the Reinvestment Rate from the respective dates on which they would have been payable over (ii) 100% of the principal amount (in Canadian dollars) (multiplied by the Principal Conversion Factor) of the outstanding Debentures being redeemed or accelerated; provided however, that in no event shall the amount under (a) be less than zero, plus (b) the Settlement Amount, deemed paid by (or less the Settlement Amount deemed received by) the holder of such Debentures in connection with such redemption or acceleration, such U.S. Make-Whole Amount to be paid in U.S. Dollars.

"Written Order of the Corporation", "Written Request of the Corporation" and "Written Direction of the Corporation" mean, respectively, an order, a request or a direction signed in the name of the Corporation by any one of the Chairman, the President, the Chief Executive Officer, the Chief Financial Officer or any Vice-President of the Corporation, and may consist of one or more instruments so executed.

Words importing the singular include the plural and vice versa and words importing the masculine gender include the feminine gender and vice versa.

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1.2      MEANING OF "OUTSTANDING" FOR CERTAIN PURPOSES

         Every Debenture certified and delivered by the Trustee hereunder shall be deemed to be outstanding until it shall be cancelled or delivered to the Trustee for cancellation, or a new Debenture shall be issued in substitution therefor under Section 2.12, or moneys for the payment thereof shall be set aside in trust under Section 3.6, Section 5.7 or
         Section 6.2, provided that:

         1.2.1 where a new Debenture has been issued in substitution for a Debenture which has been mutilated, lost, stolen or destroyed, only one of such Debentures shall be counted for the purpose of determining the aggregate principal amount of Debentures outstanding;

         1.2.2 Debentures which have been partially redeemed or purchased shall be deemed to be outstanding only to the extent of the unredeemed or unpurchased part of the principal amount thereof;

         1.2.3 for the purpose of any provision of this Indenture entitling Holders of outstanding Debentures to vote, sign consents, requests or other instruments, take other action or to constitute a quorum at any meeting of Holders under this Indenture, Debentures owned legally by the Corporation, a subsidiary or an affiliate of the Corporation (as defined in the Canada Business Corporations Act) shall be disregarded, except that:

                  (a) for the purpose of determining whether the Trustee shall be protected in relying on any such vote, consent, request or other instrument, other action or to constitute a quorum at any meeting of Holders, only the Debentures of which the Trustee has notice that they are so owned shall be so disregarded; and

                  (b) Debentures so owned which have been pledged in good faith other than to the Corporation, a subsidiary or an affiliate of the Corporation shall not be so disregarded if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Debentures in his discretion free from the control of the Corporation.

1.3      INTERPRETATION NOT AFFECTED BY HEADINGS, ETC.

         The division of this Indenture into articles, sections, subsections and paragraphs, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture.

1.4      STATUTE REFERENCES

         Any reference in this Indenture to a statute shall be deemed to be a reference to such statute as amended, reenacted or replaced from time to time.

1.5      MONETARY REFERENCES

         Any reference in this Indenture to "Dollars", "dollars" or the sign "$" shall be deemed to be a reference to lawful money of Canada.

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1.6      DAY NOT A BUSINESS DAY

         In the event that any day on or before which any action is required to be taken or any computation is required to be made hereunder is not a Business Day, then such action or computation shall be required to be taken or made on or before the requisite time on the first Business Day thereafter.

1.7      INVALIDITY OF PROVISIONS

         Each of the provisions contained in this Indenture or the Debentures is distinct and severable and a declaration of invalidity or unenforceability of any such provision by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof or thereof.

1.8      GOVERNING LAW

         This Indenture and the Debentures shall be governed by and construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein and shall be treated in all respects as Quebec contracts.

1.9      TRUST CREATED WITHIN THE MEANING OF THE CIVIL CODE

         Any trust created or constituted by the terms hereof (particularly those created and constituted by sections 3.6, 5.7 or 6.2) and the administration of such trusts shall be governed by and in accordance with the provisions hereof (and, in particular Article 10) which, to the extent permitted by applicable law, shall supersede any provisions of applicable law (including, without limitation, those relating to the administration of property of others), it being the intention of the parties that this Indenture and the Debentures issued pursuant hereto shall constitute the entire agreement of the parties.

         Except as otherwise expressly provided or unless the context otherwise requires, references in this Indenture to "trust" or "in trust", and other similar wording shall only refer to any trust created or constituted for the purposes of Section 3.6, 5.7 or 6.2, as the case may be, which trust may be created or constituted in Quebec or in any other appropriate jurisdiction and, if created or constituted in Quebec, shall be subject to the provisions of the Civil Code applicable to trusts and, if created or constituted in another appropriate jurisdiction, shall be subject to the trust laws of such jurisdiction. Any such trust shall automatically be created by the mere fact of the transfer or the taking of possession by the Trustee of the property subject to and for the purposes of such trust. The administration of any such trust shall be governed by and in accordance with the provisions hereof (and, in particular, in the case of the Trustee, Article 10 hereof) which, to the extent permitted by applicable law, shall supersede any provisions relating to the administration of property of others or other similar provisions of any applicable law.

1.10     INDEMNITY OF U.S. HOLDERS

         Without limiting the obligation of the Corporation to pay interest on overdue interest pursuant to Section 2.5 or the rights of Holders under
         Article 5, the Corporation agrees that if any U.S. Holder (as defined in Section 3.1 hereof) is required to pay interest, penalties, costs and expenses under its Swap (or any replacement thereof) as a result of the Corporation calling for the redemption of such Debentures or of an acceleration following an Event of Default, the Corporation shall indemnify such U.S. Holder for all such amounts, without duplication.

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                                    ARTICLE 2

                   GENERAL TERMS AND PROVISIONS OF DEBENTURES

2.1      FORM

         The Debentures and the registrar's certificate of authentication shall be in substantially the form set forth in Schedule A, with such appropriate insertions, omissions, substitutions and other variations as the Corporation may authorize and the Trustee may assent to and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the Authorized Officers executing such Debentures, as evidenced by their signing of the Debentures. Any portion of the text of any Debentures may be set forth on the reverse thereof. The Debentures may also be in any other form permitted under the Canada Business Corporations Act.

2.2      TITLE AND TERMS

         The aggregate principal amount of Debentures which may be issued, authenticated and delivered under this Indenture is $75,000,000 in lawful money of Canada and such Debentures are hereby designated as "8.15% Debentures due April 22, 2005".

         The Debentures will rank pari passu in right of payment with all other unsecured and unsubordinated present and future indebtedness of the Corporation.

2.3      GENERALLY

         Each Debenture will bear interest of 8.15% annually, payable semi-annually in arrears, on April 22nd and October 22nd in each year, commencing on October 22, 1998. The interest payable in respect of the Debentures on October 22, 1998, will be such amount as has accrued from the date of this Indenture to October 22, 1998. Interest on the Debentures shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and on the basis of a year of 365 days or 366 days in a leap year and shall be payable in lawful money of Canada in the manner set forth in Section 2.5.

2.4      LEGENDS

         The Debentures may contain or have endorsed thereon such provisions, specifications and descriptive words not inconsistent with the provisions of this Indenture as may be necessary or desirable to comply with the rule of any securities exchange or commission, or otherwise, as may be determined by the Corporation prior to the authentication and delivery thereof. The certificates representing the Debentures sold to purchasers in the United States will bear a legend to the following effect, unless the Corporation determines otherwise in compliance with applicable law:

                  "The securities evidenced hereby have not been registered under the United States Securities Act of 1933, as amended (the "Securities Act") and may not be offered, sold, pledged or otherwise transferred except (a) (1) to a person who the seller reasonable believes is a qualified institutional buyer within the

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                                     - 10 -

                  meaning of Rule 144A under the Securities Act purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (2) in an offshore transaction complying with Rule 903 or 904 of Regulation S under the Securities Act, or
                  (3) pursuant to an exemption for registration under the Securities Act provided by Rule 144 thereunder (if available) and (b) in accordance with all applicable securities laws of the states of the United States;"

         provided that, if any such Debentures are being sold under clause (2) above in accordance with Rule 904 of Regulation S, the legend may be removed by providing a declaration to the Registrar and transfer agent for the Debentures, to the following effect (or as the Corporation may prescribe from time to time, and provided that the Corporation may at any time rescind this procedure for the removal of restrictive legends if this procedure no longer complies with applicable legal requirements):

                  The undersigned(s) acknowledges that the sale of the represented by certificate numbers ______ to which this declaration is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933 (the "Securities Act") and (b) certifies that (1) it is not an "affiliate" (as defined in Rule 405 under the Securities Act) of this Corporation, (2) the offer of such Debentures was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of The Toronto Stock Exchange or the Montreal Exchange and neither the seller or any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any person acting on its behalf engaged in any directed selling efforts in connection with the offer and sale of such Debentures, (4) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the Debentures are "restricted securities" (as such term is defined in Rule 144(a)(3) under the Securities Act), and (5) the contemplated sale is not a transaction or part of a series of transactions which, although in technical compliance with Regulation S is part of a plan of scheme to evade the registration provisions of the Securities Act. Terms used herein have the meanings given to them by Regulation S;

         and provided further that the legend may be removed by delivery to the Corporation of an opinion of counsel, of recognized standing reasonably satisfaction to the Corporation to the effect that such legend is no longer required under applicable requirements of the Securities Act and state securities laws.

2.5      CONCERNING INTEREST

         2.5.1 Every Debenture, whether issued originally or in exchange for other Debentures, shall bear interest from and including April 22, 1998 or from and including the last Interest Date to which interest shall have been paid or made available for payment on the Debentures, whichever is later.

         2.5.2 Interest on such Debenture shall cease to accrue on the earliest of April 22, 2005 or, if such Debenture is called for redemption, the Redemption Date unless, upon due

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                                     - 11 -

                  presentation on or after April 22, 2005 or the Redemption Date, as the case may be, such payment is improperly withheld or refused.

2.6      PLACE AND MEDIUM OF PAYMENT

         2.6.1 As payments in respect of principal and interest on the Debentures become due, the Corporation shall (except in cases of payments of interest and of principal at maturity of the principal which may, at the option of the Corporation, shall be made only upon presentation and surrender of the Debenture at Stated Maturity of the principal amount of the Debentures):

                  (a) deliver or cause to be delivered to the principal office of the Trustee as Paying Agent in the City of Montreal, a cheque for the amount of such payment (less any tax required to be deducted, if any) payable on such Interest Date or Stated Maturity of the principal amount of the Debentures, to the order of the Trustee and negotiable at par; or

                  (b) provide to the Trustee as the Paying Agent such payment by electronic funds transfer (less any tax required to be deducted, if any) on or before 10:00 a.m. on the applicable Interest Date or Stated Maturity of the principal amount of the Debentures.

         2.6.2 Upon receipt of the payments set forth in Section 2.6.1, the Trustee shall forward or cause to be forwarded to each Holder a cheque in the amount of the payment, at his or her address appearing in the register maintained by the Trustee pursuant to Section 2.8, payable to the order of such holder or holders and negotiable at par. In the case of joint holders, payment shall be made in the names of all holders.

         2.6.3 The forwarding of such cheque shall satisfy and discharge the liability for the interest or principal upon such Debentures to the extent of the sums represented thereby (plus the amount of any tax deducted as aforesaid) unless such cheque be not paid on presentation. In the event of the non-receipt of such cheque by such registered holder or the loss or destruction thereof, the Trustee, upon being furnished with reasonable evidence of such non-receipt, loss or destruction and an indemnity in the amount and form reasonably satisfactory to it, shall issue or cause to be issued to such holder a replacement cheque for the amount of such cheque. The Corporation, in lieu of forwarding, or causing to be forwarded, any such cheque in payment of interest, may agree with any holder of Debentures to pay interest to or to the order of such holder at any place at which interest on such Debentures is payable, and shall provide a certified copy of, or relevant extract from, any such agreement to the Trustee.

2.7      DENOMINATIONS

         The Debentures shall be in the denominations of $1,000 and integral multiples thereof in Canadian currency.

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                                     - 12 -

2.8      NEGOTIABILITY, TRANSFER AND REGISTRY

         2.8.1 The Corporation shall cause to be kept by and at the principal corporate trust office of the Trustee in the City of Montreal, Quebec or at such other place or places (if any) as the Corporation may designate with the approval of the Trustee, and by the Trustee (the registers maintained for such purposes in such office and at such other place or places being herein sometimes collectively referred to as the "Register") in which, subject to such reasonable regulation as the Corporation or the Trustee or such other registrar may prescribe, shall be entered the names and addresses of the holders of Debentures and particulars of the Debentures held by them. The Trustee is hereby appointed registrar for the purpose of registering registered Debentures and transfers thereof as herein provided.

         2.8.2 No transfer of a fully registered Debenture shall be valid unless made on one of the registers therefor by the registered holder thereof or his executors, administrators or other legal representatives or by his attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee or other registrar, upon surrender of such Debenture together with a written instrument of transfer satisfactory to the Trustee or other registrar and duly executed by such registered holder or such legal representatives or such duly authorized attorney and upon compliance with such reasonable requirements as the Trustee or other registrar may prescribe and upon payment by (or on behalf of) such registered holder of any charges which the Corporation or the Trustee may make as provided in this Section. Upon the surrender for registration of transfer of any such registered Debenture, the Corporation shall execute and the Trustee shall authenticate such Debentures, a new fully registered Debenture, registered in the name of the transferee, of the same aggregate principal amount, maturity and interest rate as the surrendered Debenture. After the appropriate form of transfer is lodged with the Trustee or other registrar and upon compliance with all other conditions in that regard required by this Indenture, or by law, the transferee of a registered Debenture shall be entitled to be entered on the registrar as the holder of such Debenture free from all rights of set-off or counterclaim between the Corporation and his or her transferor or any previous holder of such Debenture.

         2.8.3 The Corporation may deem and treat the Person in whose name any fully registered Debenture is registered as the absolute owner thereof, whether such Debenture shall be overdue or not, for all other purposes, and neither the Corporation shall be affected by any notice to the contrary. Payment of, or on account of, the principal or Redemption Price, if any, of any fully registered Debenture, or the interest on such Debenture, shall be made only to, or upon the order of, the registered holder thereof. All such payments shall be valid and effective to satisfy and discharge the liability upon such Debenture in respect of such principal or interest to the extent of the sum or sums so paid.

2.9      OWNERSHIP OF DEBENTURES

         2.9.1 The Holder of any Debenture shall be deemed to be the owner thereof for all purposes of this Indenture and payment of or on account of the principal of, and interest on, such Debenture shall be made only to or upon the order in writing of the Holder thereof and such payment shall be complete satisfaction for the amounts so paid and discharge to the Trustee, any registrar of Debentures and the Corporation for the amounts so paid;

         2.9.2 the Holder of any Debenture shall be entitled to the principal and interest evidenced by such Debenture, free from all rights of compensation, set-off or counterclaim between the Corporation and any prior Holder thereof and all Persons may act accordingly. A transferee of a Debenture shall, upon compliance with all of the requirements for the transfer of Debentures set out in this Indenture, in the Debenture or established by the Trustee or the Corporation pursuant thereto and any other requirements of law with respect to such transfer, be entitled to be entered on the appropriate register or on any one of the appropriate registers as the owner of such Debenture, free from all rights of compensation, set-off or counterclaim between the Corporation and the transferor or any previous Holder thereof.

2.10     EXCHANGE OF DEBENTURES

         2.10.1 Debentures of any denomination may be exchanged for Debentures of any other authorized denomination or denominations of an equivalent aggregate principal amount. Exchanges of Debentures may be made at the principal offices of the Trustee in Montreal. Any Debentures tendered for exchange shall be surrendered to the Trustee and shall be cancelled. The Corporation shall execute, and the Trustee shall certify, all Debentures necessary to carry out such exchanges;

         2.10.2 Debentures issued in exchange for Debentures which at the time of such issue have been selected or called for redemption at a later date shall be deemed to have been selected or called for redemption in the same manner as the Debentures for which they were exchanged and, upon issuance of such Debentures the Trustee shall note thereon a statement to that effect;

         2.10.3 except as otherwise provided herein, upon any exchange of Debentures of any denomination for Debentures of any other authorized denominations and upon any transfer of Debentures, the Trustee or other registrar of Debentures may charge the Holder or the transferor such reasonable fee as may be necessary to discharge any stamp tax, security transfer tax or other governmental charge required to be paid and payment of such charges shall be made by the party requesting such exchange or transfer as a condition precedent thereto;

         2.10.4 neither the Corporation, the Trustee nor any other registrar of Debentures shall be required to exchange any Debentures on the day of any selection by the Trustee of any Debentures to be redeemed or during the period following the notice to be given by the Trustee of such redemption. Debentures which at the time of such exchange shall have been selected or called for redemption at a later date shall be deemed to have been selected or called for redemption in the same manner and shall have noted thereon a statement to that effect.

2.11     REGULATIONS WITH RESPECT TO EXCHANGES AND TRANSFERS

         In all cases in which the privilege of exchanging Debentures or registering the transfer of Debentures is exercised, the Corporation shall execute and the Trustee shall authenticate and deliver Debentures in accordance with the provisions of this Indenture. Subject to Section
         2.13.2 all registered Debentures surrendered for exchange or registration of transfer shall forthwith be cancelled by the Trustee. For every exchange or registration of transfer of Debentures, whether temporary or

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                                     - 14 -

         definitive, the Corporation or the Trustee, as a condition precedent to the privilege of making such exchange or registration of transfer, may make a charge sufficient to reimburse it for any tax, or other government charge required to be paid with respect to such exchange or registration of transfer. A reasonable charge shall be made to the Holder in connection with such exchange or registration of transfer to pay the cost of preparing each new Debenture issued upon such exchange or registration of transfer. Neither the Corporation nor the Trustee shall be required to exchange or register the transfer of Debentures for a period often (10) days next preceding an Interest Date for the Debentures.

2.12     DEBENTURES MUTILATED, DEFACED, DESTROYED, STOLEN OR LOST

         In case any Debenture shall become mutilated or defaced, or be destroyed, stolen or lost, the Corporation shall, subject to applicable law, execute, and thereupon the Trustee, at its principal corporate trust office, shall authenticate and deliver, a new Debenture of like date and tenor so mutilated, defaced, destroyed, stolen or lost, in exchange and substitution for such mutilated or defaced Debenture, upon surrender and cancellation thereof, or in lieu of and substitution for such destroyed, stolen or lost Debenture, upon filing with the Trustee evidence satisfactory to the Corporation and the Trustee in their discretion that such Debenture has been destroyed, stolen or lost and proof of ownership thereof, and upon furnishing the Corporation and the Trustee with an indemnity in amount and form satisfactory to them in their discretion and complying with such other reasonable terms and conditions as the Corporation and the Trustee may prescribe and paying such reasonable charges and expenses as the Corporation and Trustee may incur in connection herewith. All mutilated or defaced Debentures surrendered to the Trustee pursuant to this Section shall be cancelled by it. Any new Debenture authenticated and delivered pursuant to this
         Section in substitution for a Debenture mutilated or defaced or alleged to be destroyed, stolen or lost shall constitute original contractual obligations on the part of the Corporation, whether or not the Debenture so alleged to be destroyed, stolen, or lost, constitutes contractual obligations at any time enforceable by anyone. Any new Debenture authenticated and delivered pursuant to this Section shall be entitled to all the benefits of this Indenture.

2.13     PREPARATION OF DEFINITIVE DEBENTURES AND TEMPORARY DEBENTURES

         2.13.1 Pending the preparation and delivery to the Trustee of definitive Debentures, if any, the Corporation may execute in lieu thereof (in the same manner as is provided in Section
                  2.15 but subject to the provisions, conditions and limitations set forth in this Section 2.13.1, and, upon the Written Request of the Corporation, the Trustee shall authenticate and deliver, one or more temporary Debentures which are printed, lithographed, typewritten or otherwise produced, in such form and in any authorized denomination, substantially of the tenor of the definitive Debentures in lieu of which such temporary Debentures are issued and with such appropriate omissions, insertions, substitutions and other variations as the Trustee or any Authorized Officers executing such temporary Debentures may approve, such approval to be conclusively evidenced by the execution thereof by the Corporation (in the manner provided in Section 2.15) and the authentication and delivery thereof by the Trustee. Any such temporary Debentures shall entitle the holders thereof to definitive Debentures in any authorized denomination when the same are prepared and ready for delivery.

         2.13.2 Without unreasonable delay after the issuance of any temporary Debentures, the Corporation shall cause to be prepared the appropriate definitive Debentures for delivery to the holders of such temporary Debentures. After the preparation of definitive Debentures, the temporary Debenture shall be exchangeable for definitive Debentures upon surrender of such temporary Debenture or Debentures at the principal corporate trust office of the Trustee, without charge to the holder thereof. Upon surrender of any such temporary Debenture, the Corporation shall execute and the Trustee shall authenticate and deliver in exchange for all or any part of such temporary Debenture, one or more definitive Debentures, of any authorized denomination and of like tenor and for an aggregate principal amount equal to the aggregate principal amount of the temporary Debenture or part thereof that is being exchanged for such definitive Debenture or Debentures, and if part only of such temporary Debenture is being exchanged for such definitive Debenture or Debentures, together with such temporary Debenture with the reduction of the principal amount thereof endorsed thereon or on a schedule annexed thereto by the Trustee or such Paying Agent or together with a new temporary Debenture or Debentures, executed by the Corporation and authenticated and delivered by the Trustee, of any authorized denomination and of like tenor and for an aggregate principal amount equal to the remaining principal amount of the surrendered temporary Debenture or Debentures. Upon the exchange of the entire principal amount of a temporary Debenture for definitive Debentures or for definitive Debentures together with new temporary Debentures, the temporary Debenture so exchanged shall be cancelled. Until exchanged for definitive Debentures, the temporary Debenture shall in all respects be entitled to the same benefits and security under this Indenture as definitive Debentures.

2.14     CANCELLATION AND DESTRUCTION OF DEBENTURES

         All Debentures paid or redeemed, either at or before maturity, shall be delivered to the Trustee when such payment or redemption is made, and such Debentures, together with all Debentures purchased by the Corporation, shall thereupon be promptly cancelled. No Debentures shall be authenticated in lieu of or in exchange for any Debentures cancelled as provided in this Section 2.14, except as expressly permitted under this Indenture. Debentures so cancelled may at any time be incinerated or otherwise destroyed by the Trustee, who shall execute a certificate of incineration or destruction in duplicate by the signature or one of its authorized officers describing the Debentures so incinerated or otherwise destroyed, and one executed certificate shall be filed with the Corporation and the other executed certificate shall be retained by the Trustee.

2.15     EXECUTION

         2.15.1 The Debentures shall be executed in the name, and on behalf, of the Corporation by the manual or facsimile signature of any two Authorized Officers. Debentures bearing such facsimile signatures shall be binding upon the Corporation as if they had been manually signed by such Authorized Officers.

         2.15.2 In case any officer whose signature, or a facsimile of whose signature, shall appear on any Debentures shall cease to be an Authorized Officer before authentication and delivery of such Debentures by the Trustee, such Debentures shall nevertheless be valid and binding upon the Corporation for all purposes as if such officer had not ceased to be an Authorized Officer. Any Debenture may be signed on behalf of the Corporation by any Person, who, on the date of such act, shall be an Authorized Officer, notwithstanding that at the date of such Debenture such Person may not have been an Authorized Officer.

         2.15.3 The Corporation may from time to time adopt and use for that purpose the facsimile signature of any Person who shall be an Authorized Officer at the time the Corporation adopts such signature for such purpose notwithstanding that at the date of such Debenture such person may not be an Authorized Officer or that at the time such Debentures shall be authenticated and delivered such person may have ceased to be an Authorized Officer.

2.16     AUTHENTICATION

         2.16.1 The Debentures shall bear thereon a certificate of authentication executed manually by the Trustee. No Debenture shall be issued or, if issued, shall be obligatory or entitle the holder to any right or benefit under this Indenture or shall be valid or obligatory for any purpose until such certificate of authentication shall have been duly executed by the Trustee. Such certificate of the Trustee upon the Debentures executed by or on behalf of the Corporation shall be conclusive evidence as against the Corporation that the Debentures so authenticated have been duly executed, authenticated and delivered under this Indenture and is a valid and binding obligation of the Corporation and that the holder thereof is entitled to the benefits of this Indenture.

         2.16.2 The certificate of the Trustee on Debentures shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of the Debentures (except the due certification thereof and any other warranties implied by law) and the Trustee shall in no respect be liable or answerable for the use made of the Debentures or any of them or of the proceeds thereof.

                                    ARTICLE 3

                            REDEMPTION OF DEBENTURES

3.1      REDEMPTION OF DEBENTURES

         Upon compliance with the other provisions of this Article 3, the Corporation shall have the right, at any time and from time to time, of redeeming the outstanding Debentures on any Business Day, either in whole or in part (but if in part then such redemption shall be applied against the Debentures held by Holders whose registered address at the date of the giving of the notice of redemption are located in the United States of America and have entered into a Swap (the "U.S. Holders") and the Debentures held by Holders whose registered address at the date of the giving of the notice of redemption are located in Canada (the "Canadian Holders") in proportion to the aggregate principal amount outstanding of each such Debentures and in a minimum aggregate principal amount of $1,000,000) by:

         (a)      in the case of U.S. Holders, payment of the sum of:

                  (i) the principal amount of the Debentures or a portion thereof to be redeemed, multiplied by the Principal Conversion Factor;

                  (ii) the accrued interest thereon to the Redemption Date multiplied by the Interest Conversion Factor; and

                  (iii) an amount equal to the U.S. Make-Whole Amount, determined as of the Business Day preceding the decision of the Corporation authorizing the redemption:

                  such sum of (i), (ii) and (iii) being payable in U.S. Dollars or

         (b) in the case of the Debentures held by Canadian Holders, payment of a Redemption Price equal to the greater of 100% of the principal amount thereof and the Canada Yield Price;

         together in each case with accrued interest, if any, to the Redemption Date (the amount so payable in either case being the "Redemption Price").

         The Corporation will give notice of redemption at least 30 days but not more than 60 days before the date fixed for redemption.

3.2      PARTIAL REDEMPTION OF DEBENTURES

         If less than all the Debentures are to be redeemed, the Corporation shall in each such case, at least 15 days before the date upon which notice of redemption is to be given, notify the Trustee by Written Direction of the Corporation of its intention to redeem Debentures and of the aggregate principal amount of Debentures to be redeemed. All partial redemptions pursuant to this Section 3.2 shall be applied on all outstanding Debentures rateably in accordance with the unpaid principal amounts thereof.

         The Holder of any Debenture called for redemption in part only, upon surrender of such Debenture for payment, shall be entitled to receive, without expense to such Holder, a new Debenture for the unredeemed part of the Debenture so surrendered, and the Corporation shall execute and the Trustee shall authenticate and deliver, at the expense of the Corporation, such new Debenture upon receipt of the Debenture so surrendered.

3.3      NOTICE OF REDEMPTION

         Notice of intention to redeem any Debentures shall be given by or on behalf of the Corporation to the Holders of Debentures which are to be redeemed, not more than 60 days and not less than 30 days prior to the date fixed for redemption, in the manner provided in Article 9. The notice of redemption shall, unless all the Debentures then outstanding are to be redeemed, specify the distinguishing letters and numbers of the Debentures which are to be redeemed and, if a Debenture is to be redeemed in part only, shall specify that part of the principal amount thereof to be redeemed, and shall specify the Redemption Date, the Redemption Price and places of payment and shall state that all interest on the Debentures called for redemption shall cease to accrue from and after such Redemption Date.

3.4      DEBENTURES DUE ON REDEMPTION DATE

         Upon notice having been given as aforesaid, the Debentures so called for redemption shall thereupon become due and payable at the Redemption Price and on the Redemption Date specified in such notice, in the same manner and with the same effect as if it were the Maturity Date specified in such Debentures, notwithstanding anything contained therein or herein to the contrary, and from and after such Redemption Date, if the moneys necessary to redeem such Debentures shall have been deposited as hereinafter provided and affidavits or other proof satisfactory to the Trustee as to the mailing of such notices shall have been delivered to it, such Debentures shall not be considered as outstanding hereunder and interest upon such Debentures shall cease to accrue after such date, subject to the provisions of
         Section 3.2.

         If any question shall arise as to whether notice of redemption or deposit of the redemption moneys has been given or made as provided above, such question shall be decided by the Trustee whose decision shall be final and binding upon all parties in interest.

3.5      DEPOSIT OF REDEMPTION MONEYS

         Upon Debentures having been called for redemption, the Corporation shall deposit with the Trustee, prior to the Redemption Date fixed in the relevant notice of redemption, such sums as may be sufficient to pay the Redemption Price of the Debentures to be redeemed, together with a sum sufficient to pay estimated charges and expenses which may be incurred by the Trustee in connection with such redemption. From the sums so deposited the Trustee shall pay or cause to be paid to the Holders of the Debentures called for redemption, upon surrender of such Debentures, the principal and interest to which they are respectively entitled on redemption.

3.6      FAILURE TO SURRENDER DEBENTURES CALLED FOR REDEMPTION

         If the Holder of any Debentures called for redemption shall, within 30 days from the date fixed for redemption, fail to surrender any of such Debentures or shall not within such time accept payment of the Redemption Price payable in respect thereof or give such receipt therefor, if any, as the Trustee may require, such Redemption Price shall be set aside in trust for such Holder, in accordance with Section 10.14, and such setting aside shall for all purposes be deemed a payment to the Debentureholder of the sum so set aside, and to that extent such Debentures shall thereafter not be considered as outstanding hereunder and the Debentureholder shall have no right except to receive payment out of the moneys so paid and deposited, upon surrender of his Debentures, of the Redemption Price of such Debentures, without interest thereon.

3.7      SURRENDER OF DEBENTURES FOR CANCELLATION

         If the principal moneys due upon any Debenture shall become payable by redemption or otherwise before the Maturity Date, the Person presenting such Debenture for payment must surrender the same for cancellation, the Corporation nevertheless paying or causing to be paid the interest accrued and unpaid thereon (computed on a per diem basis if the date fixed for payment is not an interest payment date).

3.8      PURCHASE FOR CANCELLATION

         At any time when the Corporation is not in default hereunder, it may purchase for cancellation all or any Debentures in the market or by tender or by private contract, at prices and upon such terms and conditions as the Corporation in its sole discretion may determine.

3.9      CANCELLATION OF DEBENTURES

         All Debentures redeemed and all Debentures purchased under this Article 3 shall forthwith be delivered to the Trustee and shall be cancelled by it and no Debentures shall be issued in substitution therefor.

                                    ARTICLE 4

                          COVENANTS OF THE CORPORATION

4.1      GENERAL COVENANTS

         The Corporation covenants with the Trustee for the benefit of the Trustee and the Debentureholders as follows:

         4.1.1 the Corporation will duly and punctually pay or cause to be paid to every Debentureholder the principal of and interest accrued on the Debentures of which he is the Holder (including, in the case of default, interest on the amount in default) on the dates, at the places, in the currency, and in the manner mentioned herein and in the Debentures;

         4.1.2 except as herein otherwise expressly provided, the Corporation will at all times maintain its corporate existence and at all reasonable times it will furnish or cause to be furnished to the Trustee or its duly authorized agent or attorney such information relating to its business as the Trustee may reasonably require and such books of account shall at all reasonable times be open for inspection by the Trustee or such agent or attorney;

         4.1.3 the Corporation will furnish to the Trustee a copy of all financial statements, whether annual or interim, of the Corporation and the report, if any, of the Corporation's auditors thereon and of all annual and other periodic reports of the Corporation furnished to its shareholders at the same time as they are furnished to such shareholders;

         4.1.4 the Corporation will deliver to the Trustee on or before 120 days after the end of each fiscal year of the Corporation and or before 45 days after the end of each of the first, second and third fiscal quarters in each year an Officer's Certificate stating that, in the course of the performance by the signer of his duties as officer of the Corporation, he would normally have knowledge of any default by the Corporation in the performance of its covenants under this Indenture or of any Event of Default under Article 5 and certifying that the Corporation has complied with all covenants, conditions or other requirements contained in this Indenture, non-compliance with which would, with notification or lapse of time or otherwise, constitute an Event of Default hereunder, or, if such is not the case, setting forth with reasonable particulars the circumstances of any failure to comply.

                  In addition, on becoming aware at any time of any Event of Default of the nature specified in Section 5.1.5, the Corporation will promptly notify the Trustee; and

         4.1.5 the Corporation will duly and punctually perform and carry out all of the acts or things to be done by it as provided in this Indenture.

4.2      SPECIFIC COVENANTS

         During the period of time the Debentures are outstanding, the Corporation and its Restricted Subsidiaries, as measured on a consolidated basis, shall comply with the following limitations:

         4.2.1    Limitation on Incurrence of Additional Indebtedness

                  As long as the Debentures remain outstanding, the Corporation will not and will not permit its Restricted Subsidiaries to, directly or indirectly, incur additional Indebtedness unless, after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof:

                  (a) Consolidated Indebtedness to Consolidated EBITDA for the period comprised of the four consecutive completed fiscal quarters ended immediately prior to the incurrence of such Indebtedness, would be less than 4:1; and

                  (b) Consolidated Indebtedness as a percentage of Consolidated Capitalization would be less than 50%;

                  provided further, that no Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness.

         4.2.2    Limitation on Restricted Payments

                  The Corporation will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, at any time, declare or make, any Restricted Payment unless: (a) no Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment; and (b) immediately after giving effect to such action the aggregate amount of Restricted Payments of the Corporation and its Restricted Subsidiaries declared or made on or after the Closing Date, would not exceed the sum of (i) $5,000,000; plus (ii) 50% of Net Earnings during the period commencing on or after the Closing Date and ending on the date which is the last day of the latest quarter for which consolidated financial statements of the Corporation are available and preceding the date of such Restricted Payment (minus 100% of Net Earnings for such period if Net Earnings is a loss); and plus (iii) the aggregate amount of net proceeds of any offering of equity shares of the Corporation or its Restricted Subsidiaries after the Closing Date.

                  For purposes of determining under this subsection the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value as determined by the board of directors of the Corporation.

                  Notwithstanding the foregoing, the provisions of this subsection shall not prohibit:

         (i) the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of this Indenture;

         (ii) the retirement of any equity shares of the share capital of the Corporation or subordinated Indebtedness by conversion into, or by or in exchange for equity shares of the share capital of the Corporation, or out of, the net proceeds of the substantially concurrent sale of other equity shares of the share capital of the Corporation;

         (iii) the redemption or retirement of Indebtedness of the Corporation subordinated to the Debentures in exchange for, by conversion into, or out of the net proceeds of, a substantially concurrent sale or incurrence of Indebtedness of the Corporation that is contractually subordinated in right of payment to the Debentures to at least the same extent as the subordinated Indebtedness being redeemed or retired.

         Not later than the date of making any Restricted Payment, the Corporation will deliver to the Trustee a Certificate of the Corporation stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the "Limitation on Restricted Payments" covenant were computed, which calculations may be based upon the Corporation's latest available financial statements, and that no default or Event of Default exists and is continuing and no Event of Default will occur immediately after giving effect to any Restricted Payments.

4.2.3    Minimum Shareholders' Equity

         The Corporation will at all times maintain Shareholders' Equity in excess of $90,000,000.

4.2.4    Limitation on Restricted Investments

         The Corporation will not be permitted to make any Restricted Investment if after giving effect to such Restricted Investment the aggregate amount of Restricted Investments exceeds 10% of Consolidated Capitalization; provided, however, that the Corporation shall in no event be prevented from making investments that are Permitted Investments under the Indenture.

4.2.5    Limitation on Indebtedness of Restricted Subsidiaries

         The Corporation will not permit its Restricted Subsidiaries to become liable in respect to any Indebtedness if the sum of such Indebtedness exceeds in the aggregate 10% of Consolidated Capitalization.

4.2.6    Limitation on Liens

         The Corporation will not, and will not permit any of its Restricted Subsidiary to assign, pledge or otherwise grant a security interest in their assets in favour of any Indebtedness except for (i) Liens for taxes, assessments or other government charges not then due and delinquent or the validity of which is being contested in good faith;
         (ii) Liens arising in
         the ordinary course of business and not incurred in connection with the borrowing of money; (iii) Liens securing Indebtedness of any Restricted Subsidiary in favour of the Corporation; (iv) Liens existing as of the Closing Date, provided that such Liens may not be subsequently extended to any other property of the Corporation or any Restricted Subsidiary;
         (v) Liens securing all or any part of the purchase price or to secure Indebtedness incurred or assumed to pay all or any part of the purchase price or cost of construction of property (including equipment manufactured by the Corporation) acquired or constructed by the Corporation or a Restricted Subsidiary after the Closing Date, subject to customary provisions including that such Liens be created within 90 days after the purchase or construction of such property or equipment;
         (vi) Liens securing Indebtedness ranking equally to the Debentures provided that upon the granting of such Lien, the Debentures are secured equally and ratably by such Lien; (vii) Liens renewing or extending any Lien permitted in (iii) through (vi) above provided the principal amount of Indebtedness secured by such Lien is not increased and the Lien is not extended to any other property; and (viii) other Liens, provided such other Liens do not exceed in the aggregate 5% of the Corporation's Shareholders' Equity.

4.2.7    Limitation on Merger and Consolidation

         The Corporation will not merge or consolidate with any other Person unless (i) it shall be the surviving corporation or the surviving corporation shall assume the Corporation's obligations under the Indenture and (ii) subsequent to such merger or consolidation, the Corporation shall be in compliance with the terms of the Debentures. The foregoing shall not limit the ability of the Corporation to merge or consolidate with its subsidiaries or for subsidiaries to merge or consolidate with other subsidiaries.

4.2.8    Limitations on Sale of Assets

         Other than in the ordinary course of business, the Corporation will not, and will not permit any of its Restricted Subsidiaries to, dispose of any assets unless: (i) the Corporation or its Restricted Subsidiary, as the case may be, receives consideration at the time of such disposition at least equal to the fair market value thereof (as determined in good faith by the board of directors and evidenced by a board resolution) and (ii) the aggregate book value of such assets disposed during any fiscal year shall not exceed 15% of the Corporation's consolidated total assets unless the proceeds from the disposal of such assets are used either to reinvest in a like business to the Corporation's existing businesses or reduce outstanding Indebtedness.

4.2.9    Limitation on Preferred Shares of Subsidiaries

         The Corporation will not permit any Restricted Subsidiary to issue any preferred shares (except preferred shares to the Corporation or a Restricted Subsidiary) or permit any Person (other than the Corporation or a subsidiary) to hold any such preferred shares unless the Corporation or such Restricted Subsidiary would be entitled to incur or assume Indebtedness under the covenant described under "Limitation on Additional Indebtedness" in the aggregate principal amount equal to the aggregate liquidation value of the preferred shares to be issued and the covenant described under "Limitation on Indebtedness of Restricted Subsidiaries" would be respected.

4.3      TO PROVIDE ANNUAL AND QUARTERLY CERTIFICATE OF COMPLIANCE

         The Corporation covenants that, on or before April 22nd, in each subsequent year and on or before the end of each quarter and at any other time if requested by the Trustee, the Corporation will furnish to the Trustee a Certificate of the Corporation stating that the Corporation has complied with all covenants, conditions and other requirements contained in this Indenture, non-compliance with which would, with the giving of notice or the lapse of time or both, constitute an Event of Default hereunder or, if such is not the case, specifying the covenant, condition or other requirement which has not been complied with and giving particulars of such non-compliance and the action, if any, the Corporation proposes to take with respect thereto.

4.4      TO PAY TRUSTEE'S REMUNERATION

         The Corporation covenants that it will pay to the Trustee reasonable remuneration for its services as Trustee and will pay all costs, charges and expenses (including reasonable fees and disbursements of its counsel and all other advisors not regularly in its employ) properly incurred by the Trustee in connection herewith, on demand by the Trustee, and also (in addition to any right of indemnity given to the Trustee by law) will at all times keep indemnified the Trustee against all liabilities, losses, damages, actions, proceedings, costs, claims, expenses and demands in respect of any matter or thing done or omitted by the Trustee (other than through negligence of the Trustee) in any way relating to this Indenture.

         Any amount due under this Section 4.4 and unpaid 30 days after demand for such payment shall bear interest from the expiration of such 30-day period at a rate per annum equal to the prime rate designated from time to time by the Royal Bank of Canada as its prime rate for commercial loans in Canadian funds at Montreal. After default all amounts so payable and the interest thereon shall be payable out of any funds coming into possession of the Trustee in priority to any payment of the principal of and interest on the Debentures.

4.5      TRUSTEE MAY PERFORM COVENANTS

         If the Corporation shall fail to perform any of its covenants contained herein, the Trustee may in its discretion, but (subject to Section 5.2) need not, notify the Debentureholders of such failure or may itself perform any of such covenants capable of being performed by it and, if any such covenant requires the payment of money, it may make such payment with its own funds, or with money borrowed by it for such purpose, but shall be under no obligation to do so; and all sums so paid shall be payable by the Corporation in accordance with the provisions of Section 4.4. No such performance by the Trustee of any covenant contained herein or payment by the Corporation of any sums advanced or borrowed by the Trustee pursuant to the foregoing provisions shall be deemed to relieve the Corporation from any default hereunder.

                                    ARTICLE 5

                             DEFAULT AND ENFORCEMENT

5.1      EVENTS OF DEFAULT

         Each of the following events is hereinafter sometimes referred to as an "Event of Default":

         5.1.1 if the Corporation makes default in payment of the principal or interest on the Debentures when the same becomes due and such failure continues for a period of more than five (5) Business Days;

         5.1.2 failure of the Corporation to comply with any of the financial covenants, and such failure continues for more than thirty
                  (30) days after notice thereof to the Corporation;

         5.1.3 if the Corporation makes default in observing or performing any other covenant or condition of this Indenture on its part to be observed or performed and if such default continues for a period of thirty (30) days after notice in writing has been given to the Corporation by the Trustee specifying such default and requiring the Corporation to rectify the same;

         5.1.4 inaccuracy of any material representation, warranty, certificate, or financial statement furnished in connection with the sale of the Debentures;

         5.1.5 the occurrence of one or more events of default under indentures or instruments evidencing or under which the Corporation or any Restricted Subsidiary has outstanding any Indebtedness in excess of $5,000,000 in the aggregate which causes any trustee or holder of such Indebtedness to accelerate the maturity thereof; and

         5.1.6 insolvency of the Corporation or any Restricted Subsidiary, the appointment of a receiver for the major part of the property of the Corporation or any Restricted Subsidiary, the existence of a final judgment against the Corporation or any Restricted Subsidiary, from which all appeals are exhausted in excess of 5% of Total Consolidated Assets, which has remained unpaid or unstayed for 30 days, and bankruptcy proceedings of the Corporation or any Restricted Subsidiary which are consented to or not dismissed within 60 days.

5.2      NOTICE OF EVENTS OF DEFAULT

         If an Event of Default shall occur and is continuing the Trustee shall, within 15 days after it becomes aware of the occurrence of such Event of Default, except in the case of Section 5.1.1 hereof, in which case no notice is required to be given, give notice thereof to the Debentureholders, provided that, notwithstanding the foregoing, the Trustee shall not be required to give such notice if the Trustee in good faith shall have decided that the withholding of such notice is in the best interests of the Debentureholders and shall have so advised the Corporation in writing.

         Where notice of the occurrence of an Event of Default has been given and the Event of Default is thereafter cured, notice that the Event of Default is no longer continuing shall be given by the

         Trustee to the Debentureholders within 5 days after the Trustee becomes aware that the Event of Default has been cured.

5.3      ACCELERATION ON DEFAULT

         If an Event of Default under 5.1.1 above occurs and is continuing, then any holder of Debentures may declare the Debentures to be due and payable immediately. Upon the occurrence of any of the Events of Default listed in paragraphs 5.1.2 through 5.1.5 and upon written request of holders of at least 35% of the aggregate principal amount of Debentures then outstanding, the Debentures shall be immediately due and payable. Upon the occurrence of an Event of Default under paragraph 5.1.6, then the Debentures shall be immediately due and payable. In each case, the Trustee will give notice of acceleration of payment to all Holders and the Debentureholders shall be entitled to receive payment of an amount equal to the Redemption Price that would otherwise have been payable on the Debentures on such date had it been on a Redemption Date.

5.4      WAIVER OF DEFAULT

         Notwithstanding paragraph 5.3, any such acceleration for any Event of Default listed in paragraphs 5.1.2 through 5.1.5 may be annulled upon the written request of the holders of at least 67% of the aggregate principal amount of Debentures then outstanding when the Debentures are declared due and payable.

         If an Event of Default shall have occurred, the Trustee, so long as it has not become bound to institute any proceedings hereunder, shall have the power to waive any Event of Default hereunder, if, in the Trustee's opinion, the same shall have been cured or adequate satisfaction made therefor, and in such event to cancel any such declaration theretofore made by the Trustee in the exercise of its discretion, upon such terms and conditions as the Trustee may consider advisable, provided that no delay or omission of the Trustee or of the Debentureholders to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or acquiescence therein and provided further that no act or omission either of the Trustee or of the Debentureholders shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default hereunder or the rights resulting therefrom.

5.5      ENFORCEMENT BY THE TRUSTEE

         If an Event of Default shall have occurred, but subject to applicable law, Section 5.4 and to the provisions of any Extraordinary Resolution that may be passed by the Debentureholders hereinafter provided:

         5.5.1 the Trustee may in its discretion proceed to enforce the rights of the Trustee and of the Debentureholders by any action, suit, remedy or proceeding authorized or permitted by this Indenture or by law or equity; and may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Debentureholders filed in any bankruptcy, insolvency, winding-up or other judicial proceedings relating to the Corporation;

         5.5.2 no such remedy for the enforcement of the rights of the Trustee or the Debentureholders shall be exclusive of or dependent on any other such remedy but any one or more of such remedies may from time to time be exercised independently or in combination;

         5.5.3 all rights of action hereunder may be enforced by the Trustee without the possession of any of the Debentures or the production thereof at the trial or other proceedings relating thereto; and

         5.5.4 upon receipt of a Debentureholders' Request and upon receiving sufficient funds and being indemnified to its satisfaction as provided in Subsection 10.3.2. the Trustee shall exercise or take one or more of such remedies as the Debentureholders' Request may direct, provided that if any such Debentureholders' Request directs the Trustee to take proceedings out of court the Trustee may in its discretion take judicial proceedings in lieu thereof.

5.6      DEBENTUREHOLDERS MAY NOT SUE

         No Holder of any Debenture shall have the right to institute any actions suit or proceeding or to exercise any other remedy authorized or permitted by this Indenture or by law or by equity for the purpose of enforcing payment of principal or interest owing on any Debenture or for the execution of any trust or power hereunder, unless:

         5.6.1 such Holder shall previously have given to the Trustee written notice of the occurrence of an Event of Default;

         5.6.2 the Debentureholders, by Debentureholders' Request shall have made a request to the Trustee to take action hereunder or the written request referred to in Subsection 5.5.4 shall have been delivered to the Trustee, and the Trustee shall have been offered a reasonable opportunity either itself to proceed to exercise the powers hereinbefore granted or to institute an action, suit or proceeding in its name for such purpose;

         5.6.3 the Debentureholders or any of them shall have furnished to the Trustee, when requested by the Trustee, sufficient funds and an indemnity in accordance with Subsection 10.3.2; and

         5.6.4 the Trustee shall have failed to act within thirty (30) days thereafter.

         In such event but not otherwise, any Debentureholder, acting on behalf of himself and all other Debentureholders, shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken under Section 5.5, but in no event shall any Debentureholder or combination of Debentureholders have any right to take any other remedy or proceedings; it being understood and intended that no one or more Holders of Debentures shall have any right in any manner whatsoever to enforce any right hereunder or under any Debenture except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Holders of outstanding Debentures.

5.7      APPLICATION OF MONEYS

         Except as otherwise provided herein, any moneys arising from any enforcement hereof, whether by the Trustee or any Holder of a Debenture, shall be held in trust by the Trustee and applied by it. together with any moneys then or thereafter in the hands of the Trustee available for the purpose, as follows:

         5.7.1 first, in payment or reimbursement to the Trustee of the remuneration, expenses, disbursements and advances of the Trustee earned, incurred of made in the administration or execution of the trusts and powers hereunder or otherwise in relation to this Indenture with interest thereon as herein provided;

         5.7.2 second, in or towards payment of the principal of all of the Debentures then outstanding and thereafter in or towards payment of the accrued and unpaid interest and interest on overdue interest on such Debentures (or if the Debentureholders, by instrument signed by the Holders of more than 50% of the principal amount of the Debentures then outstanding or by Extraordinary Resolution passed at a meeting of Debentureholders. shall have directed payments to be made in accordance with any other order of priority, or without priority as between principal and interest, then such moneys shall be applied in accordance with such direction); and

         5.7.3 third, the surplus (if any) of such moneys shall be paid to the Corporation or as it may direct;

         provided, however, that no payments shall be made in respect of the principal or interest on any Debenture held by or for the benefit of the Corporation (other than any Debenture pledged for value and in good faith to a Person other than the Corporation, but only to the extent of such Person's interest therein) except subject to the prior payment in full of the principal of and interest on all Debentures which are not so held.

5.8      DISTRIBUTION OF MONEYS

         Payments to Holders of Debentures pursuant to Subsection 5.7.2 shall be made as follows:

         5.8.1 at least 10 days' notice of every such payment shall be given in the manner provided in Article 9 specifying the date and time when and the place or places where such payments are to be made and the amount of the payment and the application thereof as between principal and interest;

         5.8.2 payment of any Debenture shall be made upon presentation thereof at any one of the places specified in such notice and any such Debenture thereby paid in full shall be surrendered, otherwise a notation of such payment shall be endorsed thereon; but the Trustee may in its discretion dispense with presentation and surrender or endorsement in any special case upon receipt by it of such indemnity as it shall consider sufficient;

         5.8.3 from and after the date of payment specified in the notice, interest shall accrue only on the amount owing on each Debenture after giving credit for the amount of the payment specified in such notice unless the Debenture in respect of which such amount is owing is duly presented on or after the date so specified and payment of such amount is not made; and

         5.8.4 the Trustee shall not be required to make any partial or interim payment to Debentureholders unless the moneys in its hands, after reserving therefrom such amount as the Trustee may think necessary to provide for the payments mentioned in Subsection 5.7.1, exceed 5% of the aggregate principal amount of the outstanding Debentures, but it may retain the moneys so received by it and deal with the same as provided in Section
                  10.14 until the money or investments representing the same, with the income derived therefrom, together with any other moneys for the time being under its control shall be sufficient for such purpose or until it shall consider it advisable to apply the same in the manner hereinbefore set forth.

5.9      PERSONS DEALING WITH TRUSTEE

         No Person dealing with the Trustee or any of its agents shall be concerned to enquire whether an Event of Default has occurred, or whether the powers which the Trustee is purporting to exercise have become exercisable, or whether any moneys remain due under this Indenture or on the Debentures, or to see to the application of any moneys paid to the Trustee; and in the absence of fraud on the part of such Person, such dealing shall be deemed to be within the powers hereby conferred and to be valid and effective accordingly.

5.10     TRUSTEE APPOINTED ATTORNEY

         The Corporation irrevocably appoints the Trustee to be the attorney of the Corporation in the name and on behalf of the Corporation to execute any instruments and do any things which the Corporation ought to execute and do, and has not executed or done, under the covenants and provisions contained in this Indenture and generally to use the name of the Corporation in the exercise of all or any of the powers hereby conferred on the Trustee with full powers of substitution and revocation.

5.11     REMEDIES CUMULATIVE

         No remedy herein conferred upon or reserved to the Trustee or the Holders of Debentures is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing by law or by statute.

5.12     JUDGEMENT AGAINST THE CORPORATION

         In the case of any judicial or other proceedings to obtain judgment for the principal of or interest on the Debentures, judgment may be rendered against the Corporation in favour of the Debentureholders or in favour of the Trustee, as Trustee for the Debentureholders, for any amount which may remain due in respect of the Debentures.

                                    ARTICLE 6

                           SATISFACTION AND DISCHARGE

6.1      CANCELLATION AND DESTRUCTION

         All matured Debentures shall forthwith after payment thereof be delivered to the Trustee and cancelled by it. Subject to trust industry practice, all Debentures which are cancelled or required to be cancelled under this or any other provision of this Indenture shall be destroyed by the Trustee and, if required by the Corporation, the Trustee shall furnish to it a destruction certificate setting out the designating numbers and denominations of the Debentures so destroyed.

6.2      NON-PRESENTATION OF DEBENTURES

         If the Holder of any Debenture shall fail to present the same for payment on the date on which the principal thereof and/or the interest thereon or represented thereby becomes payable either at maturity or on redemption or otherwise or shall not accept payment on account thereof and give such receipt therefor (if any) as the Trustee may require:

         6.2.1 the Corporation shall be entitled to pay to the Trustee and direct it to set aside; or

         6.2.2 in respect of moneys in the hands of the Trustee which may or should be applied to the payment of the Debentures, the Corporation shall be entitled to direct the Trustee to set aside; or

         6.2.3 if the redemption was pursuant to notice given by the Trustee, the Trustee may itself set aside;

         the principal moneys and/or the interest, as the case may be, in trust to be paid to the Holder of such Debenture upon due presentation and surrender thereof in accordance with the provisions of this Indenture; and thereupon the principal moneys and/or the interest payable on or represented by each Debenture in respect whereof such moneys have been set aside shall be deemed to have been paid and thereafter such Debentures shall not be considered as outstanding hereunder and the Holders thereof shall thereafter have no right in respect thereof except that of receiving payment of the moneys so set aside by the Trustee (without interest thereon) upon due presentation and surrender thereof, subject always to the provisions of Section 6.3.

6.3      REPAYMENT OF UNCLAIMED MONEYS

         Subject to any applicable law with respect to the deposit of unclaimed moneys with any public authority and to any applicable law of prescription or statute of limitation, any moneys set aside under
         Section 6.2 and not claimed by and paid to Holders of Debentures as provided in Section 6.2 within three years after the date of such setting aside shall be repaid to the Corporation by the Trustee on demand and thereupon the Trustee shall be released from all further liability with respect to such moneys and thereafter the Holders of the Debentures in respect of which such moneys were so repaid to the Corporation shall have no rights in respect thereof except to obtain payment of the moneys due thereon from the Corporation.

6.4      DISCHARGE

         Upon proof being given to the reasonable satisfaction of the Trustee that all the Debentures and interest (including interest on amounts in default) thereon have been paid or satisfied or that, all the outstanding Debentures having matured or having been duly called for redemption or the Trustee having been given irrevocable instructions by the Corporation to give within 60 days notice of redemption of all the outstanding Debentures, such payment or redemption has been duly provided for by payment to the Trustee or otherwise, and upon payment of all costs, charges and expenses properly incurred by the Trustee in relation to this Indenture and all interest thereon and the remuneration of the Trustee, or upon provision satisfactory to the Trustee being made therefor, the Trustee shall, at the request and at the expense of the Corporation, execute and deliver to the Corporation such deeds or other instruments as shall be necessary to evidence the satisfaction and discharge of this Indenture and to release the Corporation from its covenants contained herein except those relating to the indemnification of the Trustee.

                                    ARTICLE 7

                              SUCCESSOR CORPORATION

7.1      CERTAIN REQUIREMENTS IN RESPECT OF MERGER, ETC.

         The Corporation shall not enter into any transaction, whether by way of amalgamation (except a short-form amalgamation with one or more of its wholly-owned subsidiaries pursuant to the Canada Business Corporations
         Act), merger, arrangement, reconstruction, reorganization, consolidation, transfer, sale, lease or otherwise whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or of any continuing corporation resulting therefrom, unless, but may do so if:

         7.1.1 such other Person or continuing corporation is a corporation (the "Successor Corporation") incorporated under the laws of Canada or any province thereof;

         7.1.2 the Successor Corporation shall perform such acts and execute, prior to or contemporaneously with the completion of such transaction, such indenture supplemental hereto and other instruments (if any) as in the opinion of Counsel are necessary or advisable to evidence the assumption by the Successor Corporation of the liability for the due and punctual payment of all the Debentures and the interest thereon and all other moneys payable hereunder and the covenant of such Successor Corporation to pay the same and its agreement to observe and perform all the covenants and obligations of the Corporation under this Indenture;

         7.1.3 the Debentures will be valid and binding obligations of the Successor Corporation entitling the Holders, as against the Successor Corporation, to all of the rights they have under this Indenture;

         7.1.4 no condition or event shall exist in respect of the Corporation or the Successor Corporation, either at the time of such transaction or immediately thereafter after giving full effect thereto, which constitutes or would, after the giving of notice or the lapse of time or both, constitute an Event of Default hereunder; and

         7.1.5 the Corporation shall have delivered to the Trustee a Certificate of the Corporation and an opinion of Counsel each stating that such amalgamation, merger, arrangement, reconstruction, reorganization, consolidation, transfer, sale, lease or other transaction and such supplemental indenture, if any, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

7.2      VESTING OF POWERS IN SUCCESSOR

         Whenever the conditions of Section 7.1 have been duly observed and performed, the Trustee shall execute and deliver the supplemental indenture provided for in Article 11 and thereupon:

         7.2.1 the Successor Corporation shall possess and from time to time may exercise each and every right and power of the Corporation under this Indenture in the name of the Corporation or otherwise, and any act or proceeding by any provision of this Indenture required to be done or performed by any directors or officers of the Corporation may be done and performed with like force and effect by the like directors or officers of such Successor Corporation; and

         7.2.2 the Corporation shall be released and discharged from liability under this Indenture and the Trustee may execute any documents which it may be advised are necessary or advisable for effecting or evidencing such release and discharge.

                                    ARTICLE 8

                          MEETINGS OF DEBENTUREHOLDERS

8.1      RIGHT TO CONVENE MEETINGS

         The Trustee may at any time and from time to time and shall, upon receipt of a written request of the Corporation or a Debentureholders' Request and of sufficient funds and upon being indemnified to its reasonable satisfaction by the Corporation or by the Debentureholders signing such written request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Debentureholders. If the Trustee fails within 30 days after receipt of any such written request or Debentureholders' Request and such indemnity to give notice convening a meeting, the Corporation or such Debentureholders, as the case may be, may convene such meeting. Every such meeting shall be held in the City of Montreal or at such other place as may be approved or determined by the Trustee.

8.2      NOTICE OF MEETINGS

         Subject to Section 8.12, not more than 60 and not less than 30 days' notice of any meeting shall be given to the Debentureholders and a copy thereof shall be sent by mail to the Trustee and to the Corporation unless the meeting has been called by it. Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be

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                                     - 32 -

         transacted thereat, but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed at the meeting or any of the provisions of this Article 8 but must specify in general terms the action proposed to be taken at such meeting.

8.3      CHAIRMAN

         An individual, who need not be a Debentureholder, nominated in writing by the Trustee shall be chairman of the meeting and if no individual is so nominated or if the individual so nominated is unable or unwilling to act or if the individual so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, the Debentureholders present in person or by proxy shall choose an individual present to be chairman.

8.4      QUORUM

         At any meeting of the Debentureholders other than a meeting convened for the purpose of considering a resolution proposed to be passed as an Extraordinary Resolution, as to which the provisions of Section 8.12 shall be applicable, a quorum shall consist of Debentureholders present in person or by proxy and representing at least 25% in principal amount of the outstanding Debentures. If a quorum of the Debentureholders shall not be present within thirty (30) minutes from the time fixed for holding any such meeting, the meeting, if convened by the Debentureholders or pursuant to a Debentureholders' Request, shall be dissolved; but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day, in which case it shall be adjourned to the next following Business Day) at the same time and place. At the adjourned meeting the Debentureholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent 25% of the principal amount of the outstanding Debentures.

8.5      POWER TO ADJOURN

         The chairman of any meeting at which a quorum of the Debentureholders is present may, with the consent of the Holders of at least fifty percent (50%) of the principal amount of the Debentures represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

8.6      SHOW OF HANDS

         Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands except that votes on Extraordinary Resolutions shall be given in the manner hereinafter provided. At such meeting unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

8.7      POLL

         On every Extraordinary Resolution, and on any other question submitted to a meeting, when demanded by the chairman or by one or more Debentureholders and/or proxies for Debentureholders holding at least 5% of the principal amount of the Debentures represented thereat, a poll shall be

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                                     - 33 -

         taken in such manner as the chairman shall direct. Questions other than Extraordinary Resolutions shall, if a poll is taken, be decided by the votes of the Holders of a majority in principal amount of the Debentures represented at the meeting and voted on the poll.

8.8      VOTING

         On a show of hands, every Person who is present and entitled to vote, whether as a Debentureholder or as proxy, shall have one vote. On a poll each Debentureholder present in person or represented by a duly appointed proxy shall be entitled to one vote in respect of each $1,000 principal amount of Debentures of which he shall then be the Holder. A proxy need not be a Debentureholder. In the case of joint registered Holders of a Debenture, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others; but in case more than one of them are present in person or by proxy, they shall vote together in respect of the Debentures of which they are joint registered Holders.

8.9      REGULATIONS

         The Trustee or the Corporation, with the approval of the Trustee, may from time to time make and from time to time vary such regulations as it shall from time to time think fit providing for:

         8.9.1 voting by proxy and the form of the instrument appointing a proxy (which shall be in writing) and the manner in which the same shall be executed and for the production of the authority of any Person signing on behalf of a Debentureholder;

         8.9.2 the deposit of instruments appointing proxies at such place as the Trustee, the Corporation or the Debentureholders convening a particular meeting, as the case may be, may in the notice convening the meeting direct and the time, if any, before the holding of the meeting or any adjournment thereof by which the same shall be deposited; and

         8.9.3 the deposit of instruments appointing proxies at some approved place or places other than the place at which a particular meeting is to be held and enabling particulars of instruments appointing proxies to be mailed, cabled, telegraphed, telecopied or sent by telex before the meeting to the Corporation or to the Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

         Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only Persons who shall be recognized at any meeting as the Holders of any Debentures, or as entitled to vote or be present at the meeting in respect thereof, shall be Debentureholders and persons whom Debentureholders have duly appointed as their proxies.

8.10     CORPORATION AND TRUSTEE MAY BE REPRESENTED

         The Corporation and the Trustee, by their respective officers and directors, and the legal advisers of the Corporation and the Trustee may attend any meeting of the Debentureholders, but shall have no vote as such.

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                                     - 34 -

8.11     POWERS EXERCISABLE BY EXTRAORDINARY RESOLUTION

         In addition to the powers conferred upon them by any other provisions of this Indenture or by law, a meeting of the Debentureholders shall have the following powers exercisable from time to time by Extraordinary Resolution:

         8.11.1 power to approve any change whatsoever in any of the provisions or this Indenture or the Debentures and any modification, abrogation, alteration, compromise or arrangement of the rights of the Debentureholders and/or the Trustee against the Corporation or against its undertaking, property and assets or any part thereof, whether such rights arise under this Indenture or the Debentures or otherwise;

         8.11.2 power to approve any scheme for the reconstruction or reorganization of the Corporation or for the consolidation, amalgamation or merger of the Corporation with any other corporation or for the selling or leasing of the undertaking, property and assets of the Corporation or any part thereof, provided that no such approval shall be necessary in respect of any such transaction if the provisions of Article 7 shall have been complied with;

         8.11.3 power to direct or authorize the Trustee to exercise any power, right, remedy or authority given to it by this Indenture or the Debentures in any manner specified in such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority;

         8.11.4 power to waive and direct the Trustee to waive any default or Event of Default hereunder and/or cancel any declaration made by the Trustee pursuant to Section 5.3 either unconditionally or upon any conditions specified in such Extraordinary Resolution;

         8.11.5 power to restrain any Debentureholder from taking or instituting any suit, action or proceeding for the purpose of enforcing payment of the principal or interest of any Debenture, or for the execution of any trust or power hereunder;

         8.11.6 power to direct any Debentureholder who, as such, has brought any action, suit or proceeding to stay or discontinue or otherwise deal with the same in the manner directed by such Extraordinary Resolution upon payment, in the taking of such action, suit or proceeding shall have been permitted by
                  Section 5.6, of the costs, charges and expenses reasonably and properly incurred by such Debentureholder in connection therewith;

         8.11.7 power to appoint a committee to consult with the Trustee (and to remove any committee so appointed) and to delegate to such committee (subject to such limitations, if any, as may be prescribed in such Extraordinary Resolution) all or any of the powers which the Debentureholders may exercise by Extraordinary Resolution under this Section 8.11; the Extraordinary Resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee; such committee shall consist of such number of individuals (who need not be Debentureholders) as shall be prescribed in the Extraordinary Resolution appointing it; subject to the Extraordinary Resolution appointing it, every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies

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                                     - 35 -

                  occurring in its number, the manner in which it may act and its procedure generally and such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by resolution signed in one or more counterparts by a majority of the members thereof or the number of members thereof necessary to constitute a quorum, whichever is the greater; all acts of any such committee within the authority delegated to it shall be binding upon all Debentureholders;

         8.11.8 power to agree to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Corporation;

         8.11.9 power to authorize the distribution in specie of any shares, [bonds], debentures or other securities or obligations and/or cash or other consideration received or the use or disposition of the whole or any part of such shares, [bonds], debentures or other securities or obligations and/or cash or other consideration in such manner and for such purpose as may be considered advisable and specified in such Extraordinary Resolution;

         8.11.10 power to approve the exchange of the Debentures for or the [conversion] thereof into shares, [bonds], debentures or other securities or obligations of the Corporation or of any company formed or to be formed;

         8.11.11 power to remove the Trustee from office and to appoint a new Trustee or Trustees; and

         8.11.12 power to amend, alter or repeal any Extraordinary Resolution previously passed or approved by the Debentureholders or by any committee appointed pursuant to Subsection 8.11.7.

8.12     MEANING OF "EXTRAORDINARY RESOLUTION"

         8.12.1 The expression "Extraordinary Resolution" when used in this Indenture means, subject as hereinafter provided in this
                  Article 8, a resolution proposed to be passed as an Extraordinary Resolution at a meeting of Debentureholders duly convened for the purpose and held in accordance with the provisions of this Article 8 at which the Holders of more than 50% of the principal amount of the Debentures then outstanding are present in person or by proxy and passed by the favourable votes of the Holders of not less than 66 2/3% of the principal amount of Debentures represented at the meeting and voted on a poll upon such resolution;

         8.12.2 if at any such meeting the holders of more than 50% of the principal amount of the Debentures then outstanding are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by the Debentureholders or pursuant to a Debentureholders' Request, shall be dissolved; but in any other case it shall be adjourned to such date, being not less than 21 nor more than 60 days later, and to such place and time as may be appointed by the chairman. Not less than 10 days' notice shall be given of the time and place of such adjourned meeting in the manner provided in Article 9. Such notice shall state that at the adjourned meeting the Debentureholders present in person or by proxy shall form a quorum, but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At

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                                     - 36 -

                  the adjourned meeting the Debentureholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed in accordance with Subsection 8.12.1 shall be an Extraordinary Resolution within the meaning of this Indenture, notwithstanding that the Holders of more than 50% of the principal amount of the Debentures then outstanding are not present in person or by proxy at such adjourned meeting;

         8.12.3 votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

8.13     POWERS CUMULATIVE

         It is hereby declared and agreed that any one or more of the powers and/or any combination of the powers in this Indenture stated to be exercisable by the Debentureholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Debentureholders to exercise the same or any other such power or powers or combination of powers thereafter from time to time.

8.14     MINUTES

         Minutes of all resolutions and proceedings at every meeting of Debentureholders shall be made and duly entered in books to be provided for that purpose by the Trustee at the expense of the Corporation, and any such minutes, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Debentureholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed or proceedings had thereat, to have been duly passed and had.

8.15     SIGNED INSTRUMENTS

         Any action which may be taken and any power which may be exercised by the Debentureholders at a meeting held as hereinbefore in this Article provided may also be taken and exercised by the Holders of more than 66 2/3% of the principal amount of the outstanding Debentures by a signed instrument and the expression "Extraordinary Resolution" when used in this Indenture shall include an instrument so signed. Notice of any Extraordinary Resolution passed in accordance with this Section 8.15 shall be given by the Trustee to the Holders of Debentures affected thereby within 30 days of the date on which such Extraordinary Resolution was passed.

8.16     BINDING EFFECT OF RESOLUTIONS

         Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article 8 at a meeting of Debentureholders shall be binding upon all the Debentureholders, whether present at or absent from such meeting, and every instrument signed by Debentureholders in accordance with Section 8.15 shall be binding upon all the Debentureholders, whether signatories thereto or not, and each and every Debentureholder and the Trustee (subject to the provisions for its

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                                     - 37 -

         indemnity herein contained) shall be bound to give effect to every such resolution. Extraordinary Resolution and instrument.

8.17     EVIDENCE OF RIGHTS OF DEBENTUREHOLDERS

         Any request, direction, notice, consent or other instrument which this Indenture may require or permit to be signed or executed by the Debentureholders may be in any number of concurrent instruments of similar tenor and may be signed or executed by such Debentureholders in person or by attorney duly appointed in writing. Proof of the execution of any such request, direction, notice, consent or other instrument or of a writing appointing any such attorney shall be sufficient for any purpose of this Indenture if made in the following manner, namely, the fact and date of the execution by any Person of such request, direction, notice, consent or other instrument or writing may be proved by the certificate of any commissioner for oaths, or other officer authorized to take acknowledgments of deeds to be recorded at the place where such certificate is made, that the Person signing such request, direction, notice, consent or other instrument or writing acknowledged to him the execution thereof, or by an affidavit of a witness of such execution or in any other manner which the Trustee may consider adequate.

         The Trustee may, nevertheless, in its discretion require further proof in cases where it considers further proof necessary or desirable or may accept such other proof as it shall consider proper.

                                    ARTICLE 9

                                     NOTICES

9.1      NOTICE TO THE CORPORATION

         Any notice to the Corporation under the provisions of this Indenture shall be valid and effective if delivered personally to, or, subject to
         Section 9.4, if given by registered mail, postage prepaid, or fax ((514) 335-2035) addressed to the Corporation at 8150 Trans-Canada Highway, St. Laurent, Quebec, H4S 1M5, Attention: President and Chief Executive Officer and shall be deemed to have been given on the date of delivery or on the third Business Day after such letter has been mailed, as the case may be. The Corporation may from time to time notify the Trustee of a change of address which thereafter, until changed by further notice, shall be the address of the Corporation for all purposes of this Indenture.

9.2      NOTICE TO DEBENTUREHOLDERS

         Except as otherwise expressly provided herein, all notices to be given hereunder with respect to the Debentures shall be valid and effective if such notice is delivered personally or, subject to Section 9.4, sent by first-class mail, postage prepaid, addressed to the Holders at their post office addresses appearing in any of the registers hereinbefore mentioned. Any notice so delivered or sent by mail shall be deemed to have been given the day upon which it is delivered or mailed, as the case may be. Any accidental error, omission or failure in giving or delivering or mailing any such notice or the non-receipt of any such notice by any Debentureholder or Holders shall not invalidate or otherwise prejudicially affect any action or proceeding founded thereon.

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                                     - 38 -

9.3      NOTICE TO THE TRUSTEE

         Any notice to the Trustee under the provisions of this Indenture shall be valid and affective if delivered personally to, or subject to
         Section 9.4, if given by registered mail, postage prepaid, or fax [(514) 982-7677] addressed to the Trustee at Montreal Trust Company, Manager, Corporate Trust Services, 1800 McGill College Avenue, 5th Floor, Montreal, Quebec, H3A 3K9, and shall be deemed to have been given on the date of delivery or on the third Business Day after such letter has been mailed, as the case may be. The Trustee may from time to time notify the Corporation of a change of address which thereafter, until changed by further notice, shall be the address of the Trustee for all purposes of this Indenture.

9.4      MAIL SERVICE INTERRUPTION

         If the Trustee determined that mail service is or is threatened to be interrupted at the time when the Trustee is required or elects to give any notice to the Debentureholders hereunder, the Trustee shall, notwithstanding the provisions hereof, give such notice at the Corporation's expense by means of publication in The Globe and Mail, national edition, or any other English language daily newspaper or newspapers of general circulation in Canada and in La Presse or in any other French language daily newspaper of general circulation in the Province of Quebec, once in each of two successive weeks, and any notice so published shall be deemed to have been given on the first date on which the publication takes place.

         If, by reason of any actual or threatened interruption of mail service due to strike, lock-out or otherwise, any notice to be given to the Trustee or to the Corporation would be unlikely to reach its destination in a timely manner, such notice shall be valid and effective only if delivered personally in accordance with Sections 9.1 or 9.3, as the case may be.

                                   ARTICLE 10

                             CONCERNING THE TRUSTEE

10.1     TRUST INDENTURE LEGISLATION

         10.1.1 In this Article 10, the term "Indenture Legislation" means the provisions, if any, of the Canada Business Corporations Act and any other statute of Canada or a province thereof, and of the regulations under any such statute, relating to trust indentures and to the rights, duties and obligations of trustees under trust indentures and of corporations issuing debt obligations under trust indentures, to the extent that such provisions are at the time in force and applicable to this Indenture or the Corporation;

         10.1.2 if and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of the Indenture Legislation, such mandatory requirement shall prevail;

         10.1.3 at all times in relation to this Indenture and any action to be taken hereunder, the Corporation and the Trustee each shall observe and comply with the Indenture Legislation and the Corporation, the Trustee and each Debentureholder shall be entitled to the benefits of the Indenture Legislation.

10.2     NO CONFLICT OF INTEREST

         The Trustee represents to the Corporation that at the date of the execution and delivery of this Indenture there exists no material conflict of interest in the role of the Trustee as a fonde de pouvoir hereunder. If at any time a material conflict of interest exists in the Trustee's role as a fonde de pouvoir hereunder the Trustee shall, within 90 days after ascertaining that such a material conflict of interest exists, either eliminate the same or else resign as Trustee hereunder by giving notice in writing to the Corporation at least 21 days prior to such resignation and shall thereupon be discharged from all further duties and liabilities hereunder.

10.3     RIGHTS AND DUTIES OF TRUSTEE

         10.3.1 In the exercise of the rights and duties prescribed or conferred by the terms of this Indenture, the Trustee shall act honestly and in good faith with a view to the best interests of the Holders of the Debentures and shall act with prudence and diligence;

         10.3.2 subject only to Subsection 10.3.1, the obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Trustee or the Debentureholders hereunder shall be conditional upon the Debentureholders furnishing, when required by notice in writing by the Trustee, sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof. None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid;

         10.3.3 the Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Debentureholders at whose instance it is acting to deposit with the Trustee the Debentures held by them, for which Debentures the Trustee shall issue receipts;

         10.3.4 every provision of this Indenture that by its terms relieves the Trustee of liability or entitles it to rely upon any evidence submitted to it is subject to the provisions of Indenture Legislation, this Section 10.3 and Section 10.4.

10.4     EVIDENCE, EXPERTS AND ADVISERS

         10.4.1 The Corporation shall furnish to the Trustee evidence of compliance with the conditions precedent provided for in this Indenture relating to any action or step required or permitted to be taken by the Corporation or the Trustee under this Indenture or as a result of any obligation imposed under this Indenture, including without limitation, the certification and delivery of Debentures, the satisfaction and discharge of this Indenture and the taking of any other action to be taken by the Trustee at the request of or on the application of the Corporation, forthwith if and when: (i) such evidence is required by any other Section of this Indenture to be furnished by the Trustee in accordance with the terms of this Article 10 or (ii) the Trustee, in the exercise of its rights and duties under this Indenture, gives the Corporation written notice requiring it to furnish such evidence in relation to any particular section or obligations specified in such notice.

                  Such evidence shall consist of:

                  (i) a Certificate of the Corporation stating that any such condition precedent has been complied with in accordance with the terms of this Indenture;

                  (ii) in the case of a condition precedent for which compliance with is, by the terms of this Indenture, made subject to review or examination by a solicitor, an opinion of Counsel that such condition precedent has been complied with in accordance with the terms of this Indenture; and

                  (iii) in the case of any such condition precedent for which compliance is subject to review or examination by auditors or accountants, an opinion or report of the auditors of the Corporation whom the Trustee for such purposes hereby approves, that such condition precedent has been complied with in accordance with the terms of this Indenture.

         10.4.2 Whenever such evidence relates to a matter other than the certification and delivery of Debentures and the satisfaction and discharge of this Indenture, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, engineer or appraiser or any other person whose qualifications give authority to a statement made by him provided that if such report or opinion is furnished by an Authorized Officer or employee of the Corporation, it shall be in the form of a statutory declaration. Such evidence shall be, so far as appropriate, in accordance with Section 10.4.1.

         10.4.3 Each statutory declaration, certificate, opinion or report with respect to compliance with a condition precedent provided for in this Indenture shall include: (i) a statement by the person giving the evidence that he has read, understands and is familiar with those provisions of this Indenture relating to the condition precedent in question; (ii) a brief statement of the nature and scope of the examination or investigation upon which the statements, declarations, certificates or opinions contained in such evidence are based; (iii) a statement that in the belief of the person giving such evidence, he has made such examination or investigation as is necessary to enable him to make the statements or give the opinions contained or expressed therein, and (iv) a statement whether in the opinion of such person the conditions precedent in question have been complied with or satisfied.

         10.4.4 In relation to this Indenture, the Trustee may act on the opinion or advice of or information obtained from any solicitor, auditor, valuator, engineer, surveyor, appraiser or other expert, whether obtained by the Trustee or by the Corporation or otherwise, but shall not be bound to act upon such opinion, advice or information and shall not be responsible for any loss occasioned by so acting or not acting, as the case may be, and may employ such assistance as may be necessary to the proper discharge of its duties and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid. Any such advice or opinion or information may be sent or obtained by letter or facsimile transmission and the Trustee shall not be liable for acting on any advice, opinion or information, purporting to be conveyed by any such means, although the same shall contain some error or shall not be authentic.

         10.4.5 The Trustee shall not be responsible for any misconduct on the part of any attorneys, bankers, receivers, lawyers, agents, officers, servants and other assistants or persons appointed by it hereunder or be bound to supervise the proceedings of any such appointee and may pay reasonable remuneration for all services performed for it in the discharge of the trusts hereof without taxation of any costs or fees of counsel, solicitor or attorney and shall be entitled to receive reasonable remuneration for all services performed by it in the discharge of the trusts hereof and compensation for all disbursements, costs, liabilities and expenses made or incurred by it in the discharge of its duties hereunder, and in the management of the trusts hereof and all such remuneration, disbursements, costs, liabilities and expenses, and all remuneration and expenses incident to the preparation, execution and recording of this Indenture or of any instrument ancillary or supplemental hereto and the preparation, execution and issue of the Debentures, whether done or incurred at the request of the Trustee or the Corporation, shall bear interest at a rate not in excess of the rate of interest borne by the Debentures, from the date of the same being incurred, expended or becoming due and shall be payable on demand and together with such interest.

10.5     TRUSTEE NOT ORDINARILY BOUND

         Except as provided in Section 8.2 and as otherwise specifically provided herein, the Trustee shall not, subject to Section 10.3.1 be bound to give notice to any person of the execution hereof or of the charge hereof, unless and until the security hereby constituted shall have become enforceable and the Trustee shall have determined or become bound to enforce the same, nor shall the Trustee be bound to do, observe or perform or see to the observance or performance by the Corporation of any of the obligations herein imposed upon the Corporation or of the covenants on the part of the Corporation herein contained, nor in any way to supervise or interfere with the conduct of the Corporation's business, unless the Trustee shall have been required to do so by a Debentureholders' Request or by an Extraordinary Resolution of the Holders passed in accordance with the provisions contained in Article 8, and then only after it shall have been indemnified to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

10.6     ABSOLUTE DISCRETION

         The Trustee, except as herein otherwise provided, shall, as regards all the trusts, powers, authorities and discretions vested in it have absolute and uncontrolled discretion as to the exercise thereof, whether in relation to the manner or as to the mode of and time for the exercise hereof, and, in the absence of fraud, it shall in no way be responsible for any loss, costs, damages or inconvenience that may result from the exercise or non-exercise thereof.

10.7     TRUSTEE NOT RESPONSIBLE FOR APPLICATION OF MONIES

         The Trustee shall not be responsible for the monies subscribed by applicants for or purchasers of the Notes or be bound to see to the application thereof.

10.8     TRUSTEE NOT BOUND TO ACCOUNT FOR PROFITS

         Subject to Sections 10.2 and 10.9, the Trustee may buy, sell, lend upon and deal in the Debentures, either with the Corporation or otherwise, and generally contract and enter into financial transactions with the Corporation or otherwise, without being liable to account for any profits made thereby.

10.9     TRUSTEE NOT TO BE APPOINTED RECEIVER

         The Trustee and any person related to the Trustee shall not be appointed a receiver or receiver and manager or liquidator of all or any part of the assets or undertakings of the Corporation.

10.10    TRUSTEE NOT BOUND TO ACT

         Except as in this Indenture otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of the Corporation or of the Authorized Officers until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

10.11    INDEMNITY OF TRUSTEE

         In addition to and without limiting any protection of the Trustee hereunder or otherwise by the Indenture Legislation, the Corporation hereby indemnifies the Trustee and saves it and its officers, directors, employees and agents harmless from all liabilities, suits, damages, costs, expenses and actions which may be brought against or suffered by it arising out of or connected with the performance by it of its duties hereunder except to the extent that such liabilities, suits, damages, costs and actions are attributable to the negligence or wilful misconduct of the Trustee. Notwithstanding any other provision hereof, this indemnity shall survive any removal or resignation of the Trustee, discharge of this Indenture and termination of any trusts hereunder.

10.12    TRUSTEE NOT REQUIRED TO GIVE SECURITY

         The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of this Indenture.

10.13    PROTECTION OF TRUSTEE

         By way of supplement to the provisions of any law for the time being relating to trustees, it is expressly declared and agreed as follows:

         10.13.1 the Trustee shall not be liable for or by reason of any statements of fact or recitals in this Indenture or in the Debentures (except the representation contained in Section
                  10.2 and
                  in the certificate of the Trustee on the Debentures) or required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Corporation;

         10.13.2 nothing herein contained shall impose any obligation on the Trustee to see to or to require evidence of the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto;

         10.13.3 the Trustee shall not be bound to give notice to any Person of the execution hereof: and

         10.13.4 the Trustee shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Corporation of any of the covenants herein contained or of any acts of the agents of the Corporation.

10.14    INVESTMENT OF TRUST MONEYS

         Unless otherwise provided in this Indenture, any moneys held by the Trustee, which may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee, may be invested and reinvested in the name or under the control of the Trustee as directed in writing by the Corporation in any of the debt securities which are presumed sound under the laws of the Province of Quebec at the time of investment and maturing not later than one year from such time. Pending such investment such moneys may be placed by the Trustee on deposit in a chartered bank in Canada or with its own deposit department. The Trustee shall allow interest at the current rate for similar deposits on moneys remaining on deposit with it and, provided that the Corporation is not in default hereunder, shall credit the Corporation with interest received on moneys deposited with other depositaries and on all moneys invested as provided in this Section 10.14.

         The Trustee shall be accountable only for reasonable diligence in the investment of moneys under this Section 10.14 and the Trustee shall not be liable for any loss or losses realized on such investments, negligence, wilful acts or defaults only excepted.

10.15    ACTION BY TRUSTEE TO PROTECT INTERESTS

         The Trustee shall be entitled and empowered, either in its own name or as trustee of an express trust, or as power of attorney or attorney-in-fact for the Holders, or in any one or more of such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claim of the Trustee and of the Holders allowed in any insolvency, bankruptcy, liquidation or other judicial proceedings relative to the Corporation or its creditors or relative to or affecting its property. The Trustee is hereby irrevocably appointed (and the successive respective Holders by taking and holding the same shall be conclusively deemed to have so appointed the Trustee) the true and lawful agent, power of attorney or attorney-in-fact of the respective Holders with authority to make and file in the respective names of the Holders or on behalf of the Holders as a class, subject to deduction from any such claims of the amounts of any claims filed by any of the Holders themselves, any proof of debt, amendment of proof of debt, claim, petition or other documents in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any such other papers and documents and to do and perform any and all such acts and things for and on behalf of such Holders, as may be necessary or advisable in the opinion of the Trustee, in order to have the respective claims of the Trustee and of the Holders against the Corporation or its property allowed in any such proceeding, and to receive payment of or on account of such claims; provided, however, that nothing contained in this Indenture shall be deemed to give to the Trustee, unless so authorized by Extraordinary Resolution, any right to accept or consent to any plan of reorganization or otherwise by action of any character in such proceeding to waive or change in any way any right of any Debentureholder.

         The Trustee shall have the power to institute and maintain all and any such actions, suits or proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Holders of the Debentures.

         Any such suit or proceeding instituted by the Trustee may be brought in the name of the Trustee as trustee or agent hereunder, and any recovery of judgment shall be for the rateable benefit of the Holders of the Debentures subject to the provisions of this Indenture. In any proceeding brought by the Trustee (and also any proceeding in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Indenture, to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders, and it shall not be necessary to make any Holders of the Debentures parties to any such proceeding.

10.16    REPLACEMENT OF TRUSTEE

         The Trustee may resign from its functions and the trusts hereunder and thereupon be discharged from all further duties and liabilities hereunder by giving to the Corporation 60 days' notice in writing or such shorter notice as the Corporation may accept as sufficient. The Debentureholders by Extraordinary Resolution shall have power at any time to remove the Trustee and to appoint a new trustee hereunder. In the event of the Trustee resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation shall forthwith appoint a new trustee hereunder unless a new trustee has already been appointed by the Debentureholders; failing such appointment by the Corporation, the retiring trustee hereunder (at the expense of the Corporation) or any Debentureholder may apply to a Judge of the Quebec Superior Court (or, if such court declines jurisdiction, any court of the Province of Quebec accepting jurisdiction), on such notice as such Judge may direct, for the appointment of a new trustee hereunder; but any trustee so appointed by the Corporation or by the Court shall be subject to removal as aforesaid by the Debentureholders. Any new trustee hereunder appointed under any provision of this Section 10.16 shall be a company authorized and qualified to carry on the business of a trust company in the Province of Quebec and every other jurisdiction where such authorization or qualification is necessary to enable it to act as a trustee hereunder, shall certify that it will not have any material conflict of interest upon becoming trustee hereunder, and shall accept the trust herein declared and provided for. On any new appointment the new trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee.

         Any company into which the Trustee may be merged or with which it may be consolidated or amalgamated, or any company resulting from any merger, consolidation or amalgamation to which the Trustee shall be a party, shall be the successor Trustee under this Indenture without the necessity of the execution of any instrument or any further act.

10.17    ACCEPTANCE OF TRUST

         The Trustee hereby accepts any and all trusts created or constituted for the purposes of Sections 3.6, 5.7 and 6.2, agrees to perform the same upon the terms and conditions herein set forth and, to the extent any such terms and conditions conflict with any provisions of applicable law, such terms and conditions shall prevail to the extent that such provisions do not constitute provisions of public order.

10.18    FONDE DE POUVOIR

         The Trustee hereby agrees to act as the fonde de pouvoir (holder of the power of attorney) of the Holders of the Debentures to the extent necessary or desirable for the purposes of this Indenture and each Debentureholder by receiving and holding the Debentures accepts and confirms the appointment of the Trustee as fonde de pouvoir (holder of the power of attorney) of such Holder to the extent necessary for the purposes hereof and in accordance with and subject to the provisions hereof.

         To the extent necessary and for greater certainty (but without in any way detracting from custom and usage applicable with regards to the relationship between the Corporation, the Trustee and the Debentureholders hereunder) and subject to any applicable law of public order, the Trustee and the Corporation hereby agree with regard to the Trustee so acting as fonde de pouvoir (holder of the power of attorney) of the Debentureholders hereunder and each Debentureholder by receiving and holding the Debentures agrees with the Corporation and the Trustee that:

         10.18.1 notwithstanding any other provision hereof and except as may be otherwise set forth in an Extraordinary Resolution or other request or direction of any of the Holders of Debentures pursuant to this Indenture, relating thereto, no Debentureholder shall be liable to third parties for acts performed by the Trustee (or any other Person appointed by the Trustee to perform all or any of its rights, powers, trusts or duties hereunder) during the exercise of its rights, powers and trusts and the performance of its duties under this Indenture or for injury caused to such parties by the fault of the Trustee (or any such Person), or for contracts entered into in favour of such parties, during such performance and the Trustee (or any such Person) alone shall be so liable subject to any rights or recourses which the Trustee (or any such Person) may have hereunder or under any applicable law against the Corporation or any other Person (other than a Debentureholder) in connection with any such liability;

         10.18.2 except as otherwise expressly provided herein or in an Extraordinary Resolution or other request or direction of any of the Holders of Debentures pursuant to this Indenture, the Trustee shall not be entitled to receive from the Debentureholders any remuneration or compensation for any services rendered by the Trustee hereunder or reimbursement of any costs, expenses, liabilities, disbursements or advances incurred or made by the Trustee in accordance with any provision of this Indenture or interest thereon;

         10.18.3 notwithstanding any other provision hereof and except as may be otherwise set forth in an Extraordinary Resolution, or other request or direction of any of the Holders of Debentures pursuant to this Indenture, relating thereto, no Debentureholder shall be liable to compensate the Trustee for any injury suffered by it by reason of the performance of its rights, powers, trusts or duties hereunder subject to any rights or recourses which the Trustee may have hereunder or under any applicable law against the Corporation or any other Person (other than a Debentureholder) in connection with such injury;

         10.18.4 neither the death nor bankruptcy of a Debentureholder shall terminate the Trustee's rights, powers, trusts or duties hereunder with respect to the Debentures held by such Debentureholder which shall continue to apply in favour of the Holder or Holders who have acquired such Debentures from such deceased or bankrupt Debentureholder;

         10.18.5 the bankruptcy of the Trustee shall not terminate its rights, powers, trusts and duties hereunder provided that such rights, powers, trusts and duties are assumed by a successor Trustee appointed in accordance with the provisions of Section 10.16;

         10.18.6 so long as any Debentures remain outstanding, (i) each Debentureholder hereby renounces to its right to revoke any mandate relationship created between such Holder and the Trustee hereunder and (ii) the Trustee hereby agrees that it will not revoke any such mandate relationship except through a resignation pursuant to and in compliance with the provisions of Section 10.16; and

         10.18.7 except as otherwise expressly provided herein or in an Extraordinary Resolution or other request or direction of any of the Holders of Debentures pursuant to this Indenture, the Trustee shall not be obliged to render any account to the Debentureholders nor return to the Debentureholders any amounts which it has received in the performance of its duties hereunder nor pay any interest to the Debentureholders on such amounts.

                                   ARTICLE 11

                             SUPPLEMENTAL INDENTURES

11.1     SUPPLEMENTAL INDENTURES

         From time to time the Trustee and, when authorized by a resolution of the directors, the Corporation may and they shall, when required by this Indenture, execute, acknowledge and deliver by their proper officers deeds or indentures supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

         11.1.1 adding to the provisions hereof such additional covenants of the Corporation, enforcement provisions and other provisions for the protection of the Holders of the Debentures and/or providing for events of default in addition to those herein specified;

         11.1.2 making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Debentures which do not affect the substance thereof and which, in the opinion of the Trustee, it may be expedient to make, provided that the Trustee shall be of the opinion that such provisions and modifications will not be prejudicial to the interests of the Debentureholders;

         11.1.3 evidencing the succession, or successive successions, of other companies to the Corporation and the covenants of and obligations assumed by any such successor in accordance with the provisions of this Indenture;

         11.1.4 giving effect to any Extraordinary Resolution passed as provided in Article 8;

         11.1.5 making any modification of any of the provisions of this Indenture or the Debentures which is of a formal, minor or technical nature;

         11.1.6 making any additions to, deletions from or alterations of the provisions of this Indenture (including any of the terms and conditions of the Debentures) which, in the opinion of the Trustee, are not materially prejudicial to the interests of the Debentureholders and which are necessary or advisable in order to incorporate, reflect or comply with Indenture Legislation;

         11.1.7 adding to or altering the provisions hereof in respect of the transfer of Debentures, including provision for the exchange of Debentures of different denominations, and making any modification in the form of the Debentures which does not affect the substance thereof and which, in the opinion of the Trustee, is not materially prejudicial to the interests of the Debentureholders;

         11.1.8 correcting or rectifying any ambiguities, defective provisions, errors or omissions herein, provided that, in the opinion of the Trustee, the rights of the Trustee and the Debentureholders are in no way prejudiced thereby;

         11.1.9 modifying, eliminating or adding to the provisions of this Indenture to such extent as shall be necessary or desirable as a result of the coming into force of the Civil Code or any subsequent judicial interpretation thereof, provided such action pursuant to this Clause shall not, in the judgment of the Trustee, adversely affect the interests of the Holders of the Debentures in any material respect; and

         11.1.10 any other purpose not inconsistent with the terms of this Indenture provided that, in the opinion of the Trustee, the rights of the Trustee and of the Debentureholders are in no way prejudiced thereby.

                                   ARTICLE 12

                                    EXECUTION

12.1     COUNTERPARTS AND FORMAL DATE

         This Indenture may be executed in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear date as of April 22, 1998.

12.2     LANGUAGE OF INDENTURE

         The parties hereto have required that this Indenture and all contracts, documents or notices relating thereto be drafted in the English language; les parties a cet acte ont exige que cet acte et tout contrat, document ou avis y afferent soit redige en langue anglaise.

IN WITNESS WHEREOF, the parties hereto have executed this Indenture as of the date and as at the place first herein above mentioned.

                                                SR TELECOM INC.

                                                PER: /s/ W. Ronald Couchman
                                                     ---------------------------
                                                         President

                                                MONTREAL TRUST COMPANY

                                                Per:
                                                     ---------------------------

                                                Per: /s/ Robert Daigneault
                                                     ---------------------------

                                   SCHEDULE A

                               FORM OF DEBENTURE

                           [ENGLISH LANGUAGE VERSION]

Certificate No. _                SR TELECOM INC.       Principal amount/Currency
                    (incorporated under the laws of Canada)          CUSIP No. _

Date of issue: April 22, 1998                      Maturity Date: April 22, 2005

                       8.15% DEBENTURE DUE APRIL 22, 2005

SR TELECOM INC., (hereinafter called the "Corporation") for value received hereby acknowledges itself indebted and promises to pay to or registered assigns (the "Holder") on
April 22, 2005, or on such earlier date as the principal hereof may become due in accordance with the provisions of the Indenture hereinafter mentioned, the
principal sum of                                   DOLLARS in lawful money of
Canada on presentation and surrender of this Debenture at the principal office of the Trustee in Montreal, Quebec and to pay interest on the said principal sum at the rate of 8.15% per annum in like money; half-yearly on April 22 and October 22 in each year, commencing October 22, 1998 until payment of the said principal sum, from the date hereof or from the last Interest Date (as defined in the Indenture) to which interest shall have been paid or made available for payment whichever shall be the later, such interest to be payable at the principal office of the Trustee in Montreal, Quebec and should the Corporation at any time make default in the payment of the principal or interest, to pay interest on the amount in default at the same rate in like money at the same place and half-yearly on the same dates. Interest hereon shall be payable (except at maturity when interest may at the option of the Corporation be paid on surrender hereof) by cheque mailed to the registered holder hereof as provided in the Indenture and, subject to the provisions of the Indenture, the mailing of such cheque shall satisfy and discharge the liability for interest on this Debenture to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold therefrom.

         This Debenture is one of the Debentures of the Corporation issued or issuable under the provisions of an indenture (which indenture together with all instruments supplemental or ancillary thereto is herein referred to as the "Indenture") made as of April 22, 1998 between the Corporation and Montreal Trust Company as Trustee (hereinafter called the "Trustee"). The 8.15% Debentures, Due 2005 (herein sometimes referred to as the "Debentures") of which this is one, are limited to an aggregate principal amount of $75,000,000 in lawful money of Canada and mature on April 22, 2005.

         This Debenture and all other Debentures certified and delivered under the Indenture rank equally and ratably without discrimination, preference or priority. This Debenture is an unsecured direct obligation of the Corporation. Reference is made to the Indenture for particulars of the rights of the holders of Debentures and of the Corporation and of the Trustee and the terms and conditions upon which the Debentures are issued and held, to all of which the holder of this Debenture, by acceptance hereof, assents. The Holder of this Debenture also accepts and confirms the appointment of the Trustee as fonde de pouvoir (holder of the power of attorney) of the Holder of this Debenture to the extent necessary for the purposes hereof and of the Indenture in accordance with and subject to the provisions thereof.

         The Corporation shall have the right at its option and upon prior notice of not less than 30 days nor more than 60 days to redeem prior to April 22, 2005 at any time the whole or from time to time any part of the Debentures for the time being outstanding at a price equal to the greater of 100% of the principal amount thereof and the Canada Yield Price (as defined in the Indenture), together in each case with accrued interest, if any, to the date fixed for redemption.

         The right is reserved to the Corporation to purchase Debentures in the market, by tender or by private contract at any price.

         In case an event of default, as defined in the Indenture, shall have occurred, the principal of and interest on all Debentures outstanding under the Indenture may be declared, and shall thereupon become, immediately due and payable, with the effects and subject to the conditions set forth in the Indenture. The Indenture contains provisions for the waiver of defaults and cancellation of declarations and provides the terms and conditions under which such waivers and cancellations may be made.

         The Indenture contains provisions making binding upon all holders of Debentures outstanding thereunder resolutions passed at meetings of such holders held in accordance with such provisions and instruments in writing signed by the holders of a specified majority of Debentures outstanding.

         Upon presentation at the principal office of the Trustee in Montreal or at such other facilities as the Corporation may provide from time to time, subject to the provisions of the Indenture and upon compliance with the reasonable requirements of the Trustee: (1) Debentures of any denomination may be exchanged for Debentures of any other authorized denomination, in each case of the same series and of the same aggregate principal amount; and (2) a Debenture may be transferred by the registered holder thereof or his executors, administrators or other legal representatives or his or their attorney duly appointed in writing.

         This Debenture shall not become obligatory for any purpose until it shall have been authenticated by or on behalf of the Trustee for the time being under the Indenture.

IN WITNESS WHEREOF SR Telecom Inc. has caused this Debenture to be signed by its duly authorized officers and dated April 22, 1998.

                                 SR TELECOM INC.

_______________________________________   ______________________________________
                President                            Secretary

                           REGISTRAR'S AUTHENTICATION

               AUTHENTICATED FOR AND ON BEHALF OF SR TELECOM INC.

                             DATE OF AUTHENTICATION:

                             MONTREAL TRUST COMPANY

                                    REGISTRAR

                     By ____________________________________
                               Authorized Officer

                                FORM OF TRANSFER

FOR VALUE RECEIVED, ____________________________________________________________
hereby assign(s) and transfer(s) unto _____________________________________, the within Debenture, together with the principal thereof and all accrued interest thereon, if any, by irrevocably constituting and appointing ____________________ _________________________________________to transfer such Debenture on the securities register of SR Telecom Inc., with full power of substitution in the premises.

Dated________________________________

In the presence of__________________________________

                                                          Signature

Transferee's social insurance number (if applicable): _____________________

                            (FRENCH LANGUAGE VERSION)

Certificat no -                  SR TELECOM INC.                Capital/Monnaie:
                     (constituee en vertu des lois du Canada)   CUSIP no-

Date d'emission : 22 avril 1998                  Date d'echeance : 22 avril 2005

                       DEBENTURES A 8,15%, ECHEANT EN 2005

SR TELECOM INC. (ci-apres appelee la "societe"), pour valeur recue, reconnait par les presentes devoir et promet de payer a___________________________________ ______________________________________________________ou a ses ayants droit inscrits (le "porteur"), le 22 avril 2005 ou a toute date anterieure a laquelle le principal des presentes peut devenir exigible en vertu des dispositions de la convention mentionnee ci-dessous, le montant en principal de____________________ _____________________________________DOLLARS en monnaie legale du Canada sur presentation et remise de cette debenture au bureau principal du fiduciaire a Montreal (Quebec) et de payer l'interet sur ledit montant en principal au taux de 8,15% l'an, en la meme monnaie, semi-annuellement le 22 avril et le 22 octobre de chaque annee, a compter du 22 octobre 1998, jusqu'au paiement dudit montant en principal, a compter de la date des presentes ou de la date de paiement d'interet (selon la definition donnee dans la convention) a laquelle les interets auront ete payes ou reserves pour paiement sur les debentures, selon la derniere de ces deux dates, cet interet etant payable au bureau principal du fiduciaire a Montreal (Quebec). Au cas ou la societe ferait defaut, a tout moment, de payer le principal ou tout interet sur cette debenture, elle promet de payer l'interet sur le montant en defaut en la meme monnaie et au meme taux, aux memes endroits et semi-annuellement, aux memes dates. L'interet sur cette debenture sera payable (sauf a l'echeance alors que l'interet pourra, au choix de la societe, etre paye sur remise de cette debenture) par cheque poste au porteur inscrit de cette debenture, tel que le prevoit la convention et, sous reserve des dispositions de la convention, l'envoi par la poste d'un tel cheque satisfera et acquittera l'obligation de payer l'interet sur cette debenture jusqu'a concurrence du montant represente par ce cheque plus le montant de toute taxe ou impot que la societe est tenue de retenir et qu'elle retient.

Cette debenture est l'une des debentures de la Societe emises ou pouvant etre emises en vertu des dispositions d'une convention (cette convention, ainsi que tous les actes supplementaires ou se rattachant a celle-ci, sont ci-apres appeles la "convention") intervenue en date du 22 avril 1998 entra la societe et la Compagnie Montreal Trust (ci-apres appelee le "fiduciaire") a titre de fiduciaire. Les debentures a 8,15%, echeant en 2005 (ci-apres quelquefois appelees les "debentures"), dont cette debenture fait partie, sont limitees au montant en principal global de 75 000 000 $ en monnaie legale du Canada et viennent a echeance le 22 avril 2005.

Cette debenture prend rang egal et proportionnel avec toutes les autres debentures attestees et livrees en vertu de la convention, sans distinction, preference ou priorite. Cette debenture constitue une obligation directe non garantie de la societe. II y a lieu de se reporter a la convention pour le detail des droits des porteurs de debentures, ceux de la societe et du fiduciaire et pour le detail des modalites et conditions en vertu desquelles les debentures sont emises et detenues, a l'ensemble desquels le porteur de cette debenture consent par son acceptation des presentes. Le porteur accepte et confirme la nomination du fiduciaire a titre de fonde de pouvoir du porteur de cette debenture dans la mesure necessaire pour les fins de cette debenture et de la convention, conformement a leurs dispositions respectives et sous reserves de celles-ci.

La societe aura le droit, a son gre, sur preavis d'au moins 30 jours et d'au plus 60 jours, de racheter avant le 22 avril 2005 en totalite ou de temps a autre en partie les debentures alors en circulation a un prix egal au plus eleve de 100% de leur montant en principal et du prix base sur le rendement des obligations du gouvernement du Canada (tel que ce terme est defini a la convention), majore dans chaque cas de l'interet couru jusqu'a la date fixee pour le rachat, s'il en est.

La societe se reserve le droit d'acheter, a quelque prix que ce soit, des debentures sur le marche, par appel d'offres ou par convention privee.

Dans le cas d'un defaut, tel que le definit la convention, le principal et l'interet de toutes les debentures en cours en vertu de la convention peuvent etre declares immediatement dus et exigibles et le devenir des lors, avec les consequences et sous reserve des conditions contenues dans la convention. La convention contient des dispositions concernant la renonciation aux defauts et l'annulation de telles declarations et precise les modalites et conditions auxquelles sont soumises ces renonciations et annulations.

La convention contient des dispositions qui prevoient que tous les porteurs de debentures en cours seront lies par des resolutions adoptees aux assemblees de tels porteurs, tenues conformement a de telles dispositions, ainsi que par des ecrits signes par les porteurs d'une majorite specifiee de debentures en cours.

Sur presentation au bureau principal du fiduciaire a Montreal, ou a tout autre endroit que peut choisir la societe de temps a autre, mais sous reserve des dispositions de la convention et une fois satisfaites les exigences raisonnables du fiduciaire: 1) les debentures de toute coupure peuvent etre echangees pour des debentures de toute autre coupure autorisee, dans chaque cas de la meme serie et pour un meme montant en principal global; et 2) une debenture peut etre transferee par son porteur inscrit ou ses executeurs, administrateurs ou autres representants legaux, ou par son ou leur fonde de pouvoir dument mandate par ecrit.

Cette debenture ne liera la societe que lorsqu'elle aura ete attestee par le fiduciaire alors en fonction en vertu de la convention ou au nom de celui-ci.

         EN FOI DE QUOI SR Telecom Inc. a fait signer la presente debenture par ses dirigeants dument autorises et date celle-ci du 22 avril 1998

                                 SR TELECOM INC.

_____________________________________      _____________________________________
            Le President                            Le Secretaire

                       AUTHENTIFICATION DE L'AGENT CHARGE
                            DE LA TENUE DES REGISTRES

                 AUTHENTIFIEE POUR LE COMPTE DE SR TELECOM INC.

                            DATE D'AUTHENTIFICATION:

                            COMPAGNIE MONTREAL TRUST

                                  AGENT CHARGE
                           DE LA TENUE DES REGISTRES

                       Par ______________________________
                               Dirigeant autorise

                             FORMULAIRE DE TRANSFERT

CONTRE VALEUR RECUE,____________________________________________________________
vend(ent), cede(nt) et transfere(nt) par les presentes a _______________________ ______________________, la presente debenture, de meme que le capital de celle-ci et tous les interets courus sur celle-ci, s'il en est, et constitue(nt) et nomme(nt) irrevocablement_______________________________________________aux
fins du transfert de cette debenture dans le registre des valeurs mobilieres de SR Telecom Inc., avec pleins pouvoirs de substitution a cet egard.

Date__________________________

En presence de________________________

                                                       _________________________
                                                       Signature

Numero d'assurance sociale de cessionnaire (s'il en est): ______________________